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                                                                  EXHIBIT 10.23



                                                              Property Address:
                                                           1319 Marquette Drive
                                                           Romeoville, Illinois

                            INDUSTRIAL BUILDING LEASE

     THIS LEASE is made as of this 15th day of June, 2000 between CP FINANCING TRUST, a Maryland real estate financing trust ("Landlord"), and NANOPHASE TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

                                   ARTICLE I
                                  LEASE TERMS

     SECTION 1.1. DEFINITIONS. In addition to the other terms, which are elsewhere defined in this Lease, the following terms and phrases, whenever used in this Lease shall have the meanings set forth in this Subsection, and only such meanings, unless such meanings are expressly contradicted, limited or expanded elsewhere herein.

          A. BASE RENT SCHEDULE:
             -----------------------------------------------------------------
                      PERIOD                    ANNUAL BASE      MONTHLY BASE
                                                   RENT              RENT
             -----------------------------------------------------------------
             Commencement Date-July 31, 2001    $272,604.00       $22,717.00
             -----------------------------------------------------------------
             August 1, 2001-July 31, 2002       $280,782.12       $23,398.51
             -----------------------------------------------------------------
             August 1, 2002-July 31, 2003       $289,205.58       $24,100.47
             -----------------------------------------------------------------
             August 1, 2003-July 31, 2004       $297,881.75       $24,823.48
             -----------------------------------------------------------------
             August 1, 2004-July 31, 2005       $306,818.20       $25,568.18
             -----------------------------------------------------------------
             August 1, 2005-July 31, 2006       $316,022.75       $26,335.23
             -----------------------------------------------------------------

          B. COMMENCEMENT DATE: June 15, 2000

          C. INITIAL DEPOSIT: $5,200.00

             (i)      Initial Tax Deposit:  $5,000.00

             (ii)     Initial insurance Deposit:  $200.00

          D. INITIAL TERM: The initial six (6) year term, commencing as of the Commencement Date.

          E. LANDLORD'S BROKER: Cawley Chicago Real Estate


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          F. MAILING ADDRESS (LANDLORD):
             1808 Swift Road
             Oak Brook, Illinois  60690
             Attn:  Michael M. Mullen

             MAILING ADDRESS (TENANT):
             1319 Marquette Drive
             Romeoville, Illinois  60446

          G. OPTION TO RENEW: See Section XXXV.

          H. SECURITY DEPOSIT: $30,000.00

          I. TENANT'S BROKER: JSQ, Inc.

          J. TERM: The Initial Term as same may be extended or sooner terminated.

          K. TERMINATION DATE:  July 31, 2006.

          L. USE: Manufacturing, warehouse, distribution and storage of nanocrystalin, ceramic and metal powders, dry, coated and disbursed in liquids (such as oil and silicone) and related research, development and ancillary uses.

     SECTION 1.2. SIGNIFICANCE OF DEFINITIONS. Each reference in this Lease to any of the Definitions contained in Section 1.1 of this Article shall be deemed and construed to incorporate all of the terms provided under each such Definition.

     SECTION 1.3. ENUMERATION OF EXHIBITS. The exhibits in this Section and attached to this Lease are incorporated in this Lease by this reference and are to be construed as a part of this Lease.

          EXHIBIT "A" - Legal Description
          EXHIBIT "B" - Form of Estoppel Certificate
          EXHIBIT "C" - Form of SNDA
          EXHIBIT "D" - Permitted Exceptions

                                   ARTICLE II
                                    PREMISES

     SECTION 2.1. LEASE. Landlord, for and in consideration of the rents herein reserved and of the covenants and agreements herein contained on the part of Tenant to be kept, observed and performed, does by these presents, lease to Tenant, and Tenant hereby leases from Landlord, the real estate located at 1319 Marquette, Romeoville, Illinois, and legally described on Exhibit "A" attached hereto and by this reference incorporated herein ("Land"), together with all improvements now located or hereafter constructed thereon ("Improvements") (the Land and the Improvements are sometimes collectively referred to as the "Premises"), subject to covenants,


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conditions, agreements, easements, encumbrances and restrictions affecting the
Land and the Improvements thereon ("Restrictions").

                                  ARTICLE III
                                      TERM

     SECTION 3.1. TERM. The Initial Term of this Lease shall commence on the Commencement Date and shall end on the Termination Date, unless sooner terminated as hereinafter set forth.

                                   ARTICLE IV
                          CONDITION OF DEMISED PREMISES

     SECTION 4.1. CONDITION OF PREMISES. Subject to Landlord's obligation to complete Landlord's Work as set forth in Section 4.2 below, Tenant agrees to accept the Premises in an absolutely "as-is" condition, and Tenant acknowledges that Landlord, its agents, attorneys, representatives and employees have not and do not make any representations or warranties, express or implied, to Tenant regarding the Premises, including, but not limited to: (i) the zoning of the Premises; (ii) the condition of any underground, above ground or surface improvements; (iii) the size, area, use or type of the Premises or the fitness of the Premises for any intended or particular use; (iv) the nature of the soil on and underlying the Premises or its suitability for development or any other use thereof; (v) any financial information pertaining to the operation of the Premises; (vi) the status of any requirements or obligations imposed, implied or to be undertaken by the owner or developer of the Premises pursuant to any zoning, subdivision, development laws or agreements with any governmental entities; (vii) the presence or absence of any toxic wastes, hazardous materials or structural defects in, on or under the Premises or any improvements thereon; or (viii) the presence or absence of any rights of any governmental authority, or of owners of property in the vicinity of the Premises, to obtain reimbursement, recapture or special assessments from any owner of the Premises for all or a portion of the cost of any utilities, roads or other improvements heretofore or hereafter located on or in the vicinity of the Premises (and if such rights exist, Tenant agrees to pay all sums due pursuant thereto, it being expressly acknowledged and agreed that, Tenant hereby waives any claim Tenant may have or may hereafter acquire against Landlord, its agents, attorneys, representatives or employees for said costs), any and all such representations and warranties, express or implied, being hereby expressly waived by Tenant and disclaimed by Landlord. Tenant waives any claim that may exist for patent and/or latent defects or for mutual or unilateral mistake of fact. Except as set forth in Section 4.2 below, no promise of Landlord to alter, remodel, decorate, clean or improve the Premises or any portion thereof and no representation respecting the condition of the Premises or any portion thereof have been made by Landlord to Tenant.

     SECTION 4.2. LANDLORD'S WORK. Landlord warrants that, as of the Commencement Date, the roof shall not contain any leaks and the HVAC, mechanical, electrical and plumbing systems shall be in working order. As soon as practicable after the Commencement Date (which shall include the availability of asphalt) Landlord shall repair the cracks and resurface the parking lot of the Building.




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                                   ARTICLE V
                                      RENT

     SECTION 5.1. BASE RENT. Subject to the terms of Section 5.2 hereof, in consideration of the leasing aforesaid, Tenant agrees to pay Landlord, without offset or deduction (except for abatements provided in Sections 5.3 and 11.1 hereof), base rent for the Initial Term ("Base Rent"), payable monthly in advance in the amount of the Monthly Base Rent set forth in the Base Rent Schedule commencing on the Commencement Date and continuing on the first (1st) day of each month thereafter for the balance of the Term of this Lease, and in addition thereto, shall pay such charges as are herein described as "Additional Rent". The term "Rent" when used in this Lease shall include all Base Rent payable under this Section 5.1., as well as the charges herein described as Additional Rent. All Rent payable hereunder shall be payable to Landlord at 135
S. LaSalle Street, Dept. 2023, Chicago, Illinois 60674-2023, or as Landlord may otherwise from time to time designate in writing.

     SECTION 5.2. INTEREST AND LATE CHARGES ON LATE PAYMENTS. Tenant acknowledges that its late payment of any Rent will cause Landlord to incur certain costs and expenses not contemplated under this Lease, the exact amount of which is extremely difficult or impracticable to fix. Such costs and expenses will include, without limitation, loss of use of money, administrative and collection costs and processing and accounting expenses. Therefore, on the third
(3rd) occasion during any calendar year on which any installment of monthly Base Rent is not received by Landlord when due or any other sum due hereunder is not paid when due after any applicable notice and cure periods, Tenant shall immediately pay to Landlord a late charge equal to three percent (3%) of the unpaid amount and on each subsequent such occasion during any calendar year, the late charge shall increase by an amount equal to one percent (1%) of the unpaid amount. By way of example, in the event five (5) payments are late during a single calendar year, there would be no late charge for the first two late payments, 3% for the third, 4% for the fourth and 5% for the fifth. Such late charge is in addition to any interest due as set forth below. Landlord and Tenant agree that this late charge represents a reasonable estimate of costs and expenses incurred by Landlord from, and is fair compensation to Landlord for, its loss suffered, by such non-payment by Tenant. In addition to the foregoing, Rent not paid within thirty (30) days of the date when due after any applicable notice and cure periods shall bear interest from the date when the same is payable under the terms of this Lease until the same shall be paid at an annual rate of interest equal to the rate of interest announced from time to time by Bank One ("Bank One") as its Corporate Base Rate, plus three percent (3%), unless a lesser rate shall then be the maximum rate permissible by law, in which event said lesser rate shall be charged ("Lease Interest Rate"). The term "Corporate Base Rate" means that rate of interest announced by Bank One from time to time as its "Corporate Base Rate" of interest, changing automatically and simultaneously with each change in the Corporate Base Rate made by Bank One from time to time. Any publication issued or published by Bank One from time to time or a certificate signed by an officer of Bank One stating its Corporate Base Rate as of a date shall be conclusive evidence of the Corporate Base Rate on that date. Acceptance of the late charge shall not constitute a waiver of Tenant's default with respect to such non-payment by Tenant or prevent Landlord from exercising any other rights and remedies available to Landlord under this Lease. Failure to pay the late charge shall constitute a default under this Lease.


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     SECTION 5.3. RENT ABATEMENT. Notwithstanding anything to the contrary contained in this Article V, so long as Tenant is not in default under the terms and conditions of this Lease, Tenant shall be entitled to an abatement of Base Rent from the Commencement Date through July 31, 2000 ("Abatement Period").

                                   ARTICLE VI
                              TAXES AND IMPOSITIONS

     SECTION 6.1. TAXES. Tenant further agrees to pay, as Additional Rent for the Premises, all Taxes (as hereinafter defined) which accrue during the Term of this Lease, and are levied, assessed or become a lien imposed upon the Premises or any part thereof. Such Additional Rent shall be payable notwithstanding the fact that the amount of such Taxes may not be ascertainable or due and payable until after the expiration of the Term of this Lease; provided, however, that the Taxes levied against the Premises shall be prorated between Landlord and Tenant for the first and last year of the Initial Term hereof as of the Commencement Date, and as of the date of expiration of the Term of this Lease for the last year of said Term, all on the basis of the most recent ascertainable taxes as applied to the most recent assessed valuation of the Premises. Tenant shall be responsible for all increases in Taxes based upon Tenant's occupancy of the Premises. After the expiration of the Term hereof, including any extensions thereof, Tenant hereby agrees to reprorate Taxes. In the event of any increase in Taxes from the Taxes reflected on the proration made upon the expiration of the Term of this Lease, Tenant agrees to immediately pay to Landlord such sums as reflected by such reproration. Benefit may be taken by Tenant of the provisions of any statute or ordinance permitting any special assessment to be paid over a period of years; provided, however, that Tenant shall pay all installments of special assessments due during the Term hereof provided the same relate to the Term hereof. Tenant shall, in addition to the foregoing, pay any new Tax of a nature not presently in effect but which may hereafter be levied or assessed upon Landlord or upon the Premises or imposed as a lien upon the Premises, if such Tax shall be based upon or arise out of the ownership, use or operation of the Premises; provided, however, that for the purpose of computing Tenant's liability for such new type of Tax, the Premises shall be deemed the only property of Landlord. Tenant's obligations under this Section hall survive the expiration or termination of this Lease. As used herein, "Taxes" means real estate taxes, assessments, sewer rents, rates and charges, permit and license fees, transit taxes, taxes based upon the receipt of rent, and any other federal, state or local governmental charge, general, special, ordinary or extraordinary, which may now or hereafter be assessed, accrue or become a lien against the Premises or any portion thereof in any year during the Term of this Lease, and also shall include any personal property taxes (attributable to the year in which paid) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems and appurtenances used in connection with the operation of the Premises and any fine, penalty, interest or cost that may be added to the foregoing as a result of Tenant's nonpayment of Landlord's invoice therefor.

     Nothing contained herein shall be construed to require Tenant to pay any franchise, inheritance, estate, succession or transfer tax of Landlord or any income or excess profits tax assessed upon or in respect of all income of Landlord or chargeable to or required to be paid by Landlord unless such tax shall be specifically levied against the rental income of Landlord derived hereunder (as opposed to a general income tax), which tax shall be paid by Tenant as



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part of Taxes hereunder provided said rental income shall be considered as the sole income of Landlord.

     SECTION 6.2. UTILITIES. Commencing as of the Commencement Date, Tenant shall pay, directly to the appropriate supplier, all costs of natural gas, electricity, heat, light, power, sewer service, telephone, water, refuse disposal and other utilities and services supplied to the Premises. Landlord shall, at Landlord's sole cost and expense, separately meter the Premises. Landlord shall not in any way be liable or responsible to Tenant for any cost or damage or expense which Tenant may sustain or incur if either the quality or character of such service is changed or is no longer available or suitable for Tenant's requirements.

     SECTION 6.3. EXPENSES. Tenant further agrees to pay as Additional Rent for the Premises an annual administrative charge equal to one and one half percent (1.5%) of the Annual Base Rent payable by Tenant pursuant to the Base Rent Schedule.

     SECTION 6.4. DEPOSITS. As security for the obligations contained in Sections 6.1., 6.3. and 10.3. hereof, Tenant shall deposit monthly with Landlord, or such other entity as Landlord may designate, on the first (1st) day of each and every month of the Term, a sum equal to one twelfth (1/12) of Landlord's estimate of the current amount of Taxes levied with respect to the Premises, Insurance Premiums (as hereinafter defined) and Expenses. All monthly deposits need not be kept separate and apart by Landlord and shall be held by Landlord in such account or accounts as may be authorized by the then current state or federal banking laws, rules or regulations. The monthly deposits shall be used as a fund to be applied, to the extent thereof, to the payment of Taxes, Expenses and Insurance Premiums, as the same become due and payable. The existence of said fund shall not limit or alter Tenant's obligation to pay the Taxes, Expenses and Insurance Premiums for which the fund was created. Tenant shall not be entitled to interest on said fund. Tenant shall pay Landlord as its monthly deposit for the period commencing on the Commencement Date and terminating on the December 31st immediately thereafter the Initial Deposit. On or prior to each December 31st occurring within the Term, Landlord shall advise Tenant as to Landlord's estimate of the monthly deposits that will be required for the next Lease Year (as hereinafter defined).

     SECTION 6.5. ADJUSTMENT STATEMENT. As soon as reasonably feasible after the expiration of each calendar year contained within the Term ("Lease Year"), Landlord will furnish Tenant a statement ("Adjustment Statement") showing the following:

               (i) Actual Taxes, Insurance Premiums and Expenses for the Lease Year last ended and the amount of Taxes, Insurance Premiums and Expenses payable by Tenant for such Lease Year;

               (ii) The amount of Additional Rent due Landlord for the Lease Year last ended, less credits for monthly deposits paid, if any; and

               (iii) The monthly deposits due in the current Lease Year.

     SECTION 6.6. PAYMENTS. Within thirty (30) days after Tenant's receipt of each Adjustment Statement, Tenant shall pay to Landlord:


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               (i)   The amount of Additional Rent shown on said Adjustment
          Statement to be due Landlord for the Lease Year last ended; plus

               (ii) The amount, which when added to the monthly deposits theretofore paid in the current Lease Year would provide that Landlord has then received such portion of the monthly deposits as would have theretofore been paid to Landlord had Tenant paid one twelfth (1/12) of the monthly deposits, for the current Lease Year, to Landlord monthly on the first day of each month of such Lease Year.

During the last Lease Year, Landlord may include in the monthly deposits its estimate of the Additional Rent which may not be finally determined until after the expiration of the Term. Tenant's obligation to pay such Additional Rent shall survive the Term.

     SECTION 6.7. PAYMENT ADJUSTMENTS. Tenant's payment of the monthly deposits for each Lease Year shall be credited against the Additional Rent for such Lease Year. If the monthly deposits paid by Tenant for any Lease Year exceed the Additional Rent due for such Lease Year, then Landlord shall give a credit to Tenant in an amount equal to such excess against the Additional Rent due for the next succeeding Lease Year, except that if any such excess relates to the last Lease Year of the Term, then, provided that no default of Tenant exists hereunder, Landlord shall refund such excess to Tenant at the time the actual amounts of Additional Rent are known which, with respect to Taxes, shall be deemed to be the issuance of a final tax bill. The obligation of Landlord to refund such excess shall survive the expiration of the Term of this Lease.

     SECTION 6.8. RIGHT TO PAY. Landlord shall, at its option, have the right, without notice to Tenant, at all times during the Term to pay any such Taxes not timely paid by Tenant, and, subject to any applicable notice and grace period, the amounts so paid, including reasonable expenses, shall be so much Additional Rent due at the next rent day after any such payments, with interest at the Lease Interest Rate from the date of payment thereof.

     SECTION 6.9. LANDLORD'S CONTEST OF TAXES. To the extent Landlord desires, in Landlord's reasonable business judgment, to contest the imposition of any Taxes against the Land and Improvements, Landlord shall proceed with such protest in accordance with applicable law. Tenant agrees Taxes shall include all of Landlord's reasonable costs and expenses, including legal fees and court costs, in pursuing any such contest whether or not Landlord is successful in such contest. There shall be deducted from Taxes the amount of any Taxes refunded in any Lease Year, provided said refund relates to an assessment year included within the Term of the Lease.

     SECTION 6.10. TENANT'S CONTEST OF TAXES. Upon the written request of Tenant during each calendar year of the Term, Landlord shall acknowledge that it will be contesting taxes or shall waive its right to do so for such calendar year within ten (10) days after receipt of Tenant's request. In the event Landlord waives its right to contest Taxes with respect to any calendar year during the Term, Tenant shall have the right, at Tenant's sole expense, to contest such Taxes. At Tenant's request, Landlord shall provide copies of current tax bills and notices of assessment, if any, to Tenant. For purposes of contesting Taxes, any valuation by Tenant of the personal properly in the Premises shall be subject to Landlord's approval, which shall not be unreasonably withheld.

     Upon written request by Tenant no more often than two (2) times in any calendar year, Landlord shall deliver to Tenant copies of any assessment notices or real estate tax bills with respect to the Property then in the possession of Landlord.

                                  ARTICLE VII
                                       USE

     SECTION 7.1. USE. The Premises shall be used for the Use only, and for no other purpose.

     SECTION 7.2. PROHIBITED USES. Tenant shall not permit the Premises, or any portion thereof, to be used in such manner which impairs Landlord's right, title or interest in the Premises or any portion thereof, or in such manner which gives rise to a claim or claims of adverse possession or of a dedication of the Premises, or any portion thereof, for public use. Tenant shall not use or occupy the Premises or permit the Premises to be used or occupied contrary to any statute, rule, order, ordinance, requirement, regulation or restrictive covenant applicable thereto or in any manner which would violate any certificate of occupancy affecting the same or which would render the insurance thereon void or the insurance risk more hazardous, or which would cause structural injury to the Improvements or cause the value or usefulness of the Premises or any part thereof to diminish or which would constitute a public or private nuisance or waste, and Tenant agrees that it will, promptly upon discovery of any such use, immediately notify Landlord and take all necessary steps to compel the discontinuance of such use. Landlord acknowledges that the Use set forth in
Section 1.1 shall not render Landlord's insurance on the Premises void or the insurance risk more hazardous.

                                  ARTICLE VIII
                MAINTENANCE, REPAIR AND REPLACEMENTS OF PREMISES

     SECTION 8.1. TENANT'S OBLIGATIONS. Subject to Landlord's obligations as set forth in Section 8.5 below, Tenant agrees, at Tenant's sole cost and expense, to take good care of the Premises, including the Improvements, and keep same and all parts thereof, including without limitation, the entire exterior and interior, the roof, foundations, parking areas, sidewalks, railroad tracks, water, sewer, gas and electricity connections, pipes, mains and all other fixtures, machinery, apparatus, equipment, overhead cranes, and appurtenances thereto together with any and all alterations and additions thereto, in good order, condition and repair, suffering no waste or injury. Tenant shall, at its sole cost and expense, promptly make all necessary repairs and replacements, structural or otherwise, ordinary as well as extraordinary, foreseen as well as unforeseen, in and to any Improvements or equipment now or hereafter located upon the Land, including, without limitation, the entire interior and exterior of the Improvements, the roof, the foundations, sidewalks, parking areas, railroad tracks, water, sewer, gas and electricity connections, pipes, mains and all other fixtures, machinery, apparatus, equipment and appurtenances now or hereafter belonging to, connected with or used in conjunction with the Premises. All such repairs and replacements shall be of first-class quality and sufficient for the proper maintenance and operation of the Premises. Tenant shall keep and maintain the Premises, including the Improvements and all sidewalks, vault space, parking areas and areas adjacent thereto, safe, secure and clean, specifically including, but not by way of limitation, snow and ice clearance, landscaping and removal of waste and refuse matter. Tenant shall not permit anything to be done upon the Premises (and shall perform all maintenance and repairs thereto so as not) to invalidate, in whole or in part, or prevent the procurement of any insurance policies which may, at any time, be required under the provisions of this Lease. Tenant shall not obstruct or permit the obstruction of any parking area, adjoining street or sidewalk.

     No less than one (1) time in any calendar year, Tenant shall cause a roof inspection to be performed by a contractor reasonably acceptable to Landlord. Tenant shall deliver a copy of the report with respect to such inspection to Landlord and shall comply with the recommendations contained therein.

     No more often than one (1) time in any calendar year, Landlord shall pay to Tenant an amount equal to the lesser of (i) actual expenses incurred by Tenant in connection with Tenant's maintenance, repair or replacement of the roof (including the costs of any roof inspection) except to the extent required by any alteration Tenant has made to the roof, or (ii) $369.00 ("Landlord's Roof Contribution"). Landlord shall pay Landlord's Roof Contribution to Tenant within fifteen (15) days after receipt of a request from Tenant, which request shall be accompanied by invoices for work performed and other evidence of the amount expended by Tenant as reasonably requested by Landlord.

     SECTION 8.2. GOVERNMENTAL REQUIREMENTS. Subject to Landlord's requirements as set forth in Section 8.5 below, Tenant, at its own cost and expense, shall promptly comply with any and all governmental requirement to or affecting the Premises or any part thereof, irrespective of the nature of the work required to be done, extraordinary as well as ordinary, whether or not the same involve or require any structural changes or additions in or to the improvements and irrespective of whether or not such changes or additions be required on account of any particular use to which the Premises or any part thereof are being put. Included in the obligations set forth above, but not in limitation thereof, Tenant, at its own cost and expense shall promptly comply with OSHA regulations relating to overhead cranes, CFR 1910-179(j)(2) and 184(d), CFR 1910-179(j)(3), CFR 1910-179(e)(1) through (4) and CFR 1910-179(b)(5).

     SECTION 8.3. TENANT'S RESPONSIBILITIES. Landlord shall not be required to furnish any services or facilities whatsoever to the Premises. Tenant hereby assumes full and sole responsibility for condition, operation, repair, alteration, improvement, replacement, maintenance and management of the Premises. Landlord shall not be responsible for any loss or damage to the person or property of Tenant, any guests or invitees, any persons using or working on the Premises, or any persons claiming by, through or under, or any agents, employees, heirs, legal representatives, successors or assigns of, any of the foregoing.

     SECTION 8.4. MAINTENANCE CONTRACT. At Landlord's option, Tenant shall enter into a maintenance contract, in form and substance and with a firm reasonably satisfactory to Landlord, for the maintenance of the HVAC systems in the Premises.

     SECTION 8.5. LANDLORD'S MAINTENANCE OBLIGATIONS. Landlord shall keep, maintain (except for ordinary daily maintenance, which shall be the responsibility of Tenant), repair and replace the structural members of the Building. For purposes of this Lease, the phrase "structural members" shall mean the exterior face of the exterior walls (excluding windows, window frames, doors and door frames), load bearing portions of load bearing walls and foundation of the Premises. Landlord shall make any required replacements to the parking areas, except to the extent such replacement is as a result of any use of the parking area which is not customary for similar buildings in the Chicago metropolitan area or reasonably deemed excessive for the parking area.

     To the extent that any component of the roof requires replacement and if such replacement constitutes a capital expenditure under generally accepted accounting principals, then Landlord shall replace the roof or the applicable component thereof. Landlord shall pay all expenses of such replacement except to the extent such replacement is required as a result of alterations to the roof made by Tenant, Tenant's negligence or by Tenant's failure to maintain the roof in the same manner a reasonably prudent property owner would ("Tenant's Roof Share"). All expenses incurred by Landlord in replacing the roof, after deducting Tenant's Roof Share, are hereinafter referred to as "Landlord's Roof Share." Landlord shall be responsible for the payment of Landlord's Roof Share. Tenant shall pay Tenant's Roof Share to Landlord within fifteen (15) days after demand by Landlord.

     In addition to the foregoing, to the extent that any component of the Building (other than structural components) requires replacement and if such replacement constitutes a capital expenditure under generally accepted accounting principals, then Landlord shall, at its cost, replace the item in question. In such event, the cost thereof shall be amortized over the useful life of such item with interest at the rate of eleven and one half percent (11.5%) per annum, and the portion thereof allocable to such cost during the Term of this Lease (and any Renewal Term) shall be considered Additional Rent and shall be due and payable from Tenant to Landlord within thirty (30) days after Landlord bills Tenant from time to time. Such amounts shall be prorated for any partial year remaining during the Term or Renewal Term.

                                   ARTICLE IX
                               TENANT'S INSURANCE

     SECTION 9.1. COVERAGE REQUIRED. Tenant shall procure and maintain, or cause to be maintained, at all times during the term of this Lease, at Tenant's sole cost and expense, and until each and every obligation of Tenant contained in the Lease has been fully performed, the types of insurance specified below, with insurance companies authorized to do business in the State of Illinois covering all operations under this Lease, whether performed by Tenant or by Contractors. For purposes of this Article IX, "Contractors" shall mean Tenant and contractors and subcontractors and materialmen or any tier providing services, material, labor, operation or maintenance on, about or adjacent to the Premises, whether or not in privity with Tenant.

          A. IN GENERAL. Upon execution of the Lease, Tenant shall procure and maintain the following kinds and amounts of insurance:

               (i) WORKER'S COMPENSATION AND OCCUPATIONAL DISEASE INSURANCE. Worker's Compensation and Occupational Disease Insurance, in statutory amounts, covering all employees who provide a service under this

          Lease. Employer's liability coverage with limits of not less than $100,000 each accident or illness shall be included.

               (ii) COMMERCIAL LIABILITY INSURANCE (PRIMARY AND UMBRELLA). Commercial Liability Insurance or equivalent with limits of not less than $5,000,000 per occurrence, combined single limit, for bodily injury, personal injury, and property damage liability. Products/completed operation, independent contractors, broad form property damage and contractual liability (with no limitation) coverages are to be included. Landlord is to be named as additional insureds, on a primary, non-contributory basis for any liability, arising directly or indirectly from this Lease.

               (iii) AUTOMOBILE LIABILITY INSURANCE. When any motor vehicles are used in connection with this Lease, Tenant shall provide Automobile Liability Insurance with limits of not less than $2,000,000 per occurrence combined single limit, for bodily and property damage.

               (iv) CONTENTS INSURANCE. Insurance against fire, sprinkler leakage, vandalism, and the extended coverage perils for the full insurable value of all contents of Tenant within the Premises, and of all office furniture, trade fixtures, office equipment, merchandise and all other items of Tenant's property on the Premises and business interruption insurance.

          B. CONSTRUCTION. During any construction (other than with respect to the construction of the Initial Improvements by Landlord, but including improvements, betterments or repairs), Tenant shall procure and maintain, or cause to be maintained, the following kinds and amounts of insurance:

               (i) WORKER'S COMPENSATION AND OCCUPATIONAL DISEASE INSURANCE. Worker's Compensation and Occupational Disease Insurance, in statutory amounts, covering all employees who are to provide a service under this construction. Employer's liability coverage with limits of not less than $500,000 for each accident or illness shall be included.

               (ii) COMMERCIAL LIABILITY INSURANCE (PRIMARY AND UMBRELLA). Commercial Liability Insurance or equivalent with limits of not less than $5,000,000 per occurrence, combined single limit, for bodily injury, personal injury, and property liability. Products/completed operations, explosion, collapse, underground, independent contractors, broad form property damage and contractual liability coverages are to be included. Landlord is to be named as additional insureds on a primary non-contributory basis for any liability arising directly or indirectly from the Lease.

               (iii) AUTOMOBILE LIABILITY INSURANCE (PRIMARY AND UMBRELLA). When any motor vehicles are used in connection with work to be performed, Tenant or contractor shall provide Automobile Liability Insurance with limits of not less than $5,000,000 per occurrence combined single limit, for bodily injury and property damage. Landlord is to be named as an additional insured on a primary non-contributory basis.

               (iv) ALL RISK BUILDERS RISK INSURANCE. Tenant or Contractor shall provide All Risk Blanket Builder's Risk Insurance to cover the materials, supplies, equipment, machinery and fixtures that are or will be part of the Project. Coverage extensions shall include the following: right to partial occupancy, material stored off-site and in-transit, boiler and machinery, earthquake, flood (including surface water backup), collapse, water damage, debris removal, faulty workmanship or materials, testing, mechanical-electrical breakdown and failure, deletion of freezing and temperature exclusions, business interruption, extra expense, loss of revenue, loss of rents and loss of use of property, as applicable, Landlord shall be named as loss payee.

               (v) PROFESSIONAL LIABILITY. When any architects, engineers, or consulting firms perform work in connection with this Lease, Professional Liability Insurance shall be maintained with limits of $1,000,000. The policy shall have an extended reporting period of two
          (2) years. When policies are renewed or replaced, the policy retroactive date must coincide with, or precede, start of work.

     SECTION 9.2. POLICIES. All insurance policies shall be written with insurance companies and shall be in form satisfactory to Landlord. Landlord hereby approves The Chubb Insurance Group as Tenant's insurance carrier. All insurance policies shall name Landlord as an additional insured and loss payee as their respective interests may appear and shall provide that they may not be terminated or modified without thirty (30) days' advance written notice to Landlord. The minimum limits of insurance specified in this Section shall in no way limit or diminish Tenant's liability under this Lease. Tenant shall furnish to Landlord, not less than fifteen (15) days prior to the date such insurance is first required to be carried by Tenant, and thereafter at least fifteen (15) days prior to the expiration of each such policy, certificates of insurance, and such other evidence of coverages as Landlord may reasonably request, and evidence of payment of all premiums and other expenses owed in connection therewith. Upon Tenant's default in obtaining or delivering the policy for any such insurance or Tenant's failure to pay the charges therefor, Landlord may, at its option, on or after the tenth (10th) day after written notice thereof is given to Tenant, procure or pay the charges for any such policy or policies and the total cost and expense (including attorneys' fees) thereof shall be immediately paid by Tenant to Landlord as Additional Rent upon receipt of a bill therefor. Within thirty (30) days after demand by Landlord that the minimum amount of any coverage be so increased, Tenant shall furnish Landlord with evidence of Tenant's compliance with such demand.

     SECTION 9.3. SUBROGATION. Landlord and Tenant agree to have all fire and extended coverage and material damage insurance which may be carried by either of them endorsed with a clause providing that any release from liability of or waiver of claim for recovery from the other party or any of the parties named in
Section 9.2 above entered into in writing by the insured thereunder prior to any loss or damage shall not affect the validity of said policy or the right of the insured to recover thereunder, and providing further that the insurer waives all rights of subrogation which such insurer might have against the other party or any of the parties named in

Section 9.2 above. Without limiting any release or waiver of liability or recovery contained in any other Section of this Lease but rather in confirmation and furtherance thereof, Landlord and any beneficiaries of Landlord waive all claims for recovery from Tenant, and Tenant waives all claims for recovery from Landlord, any beneficiaries of Landlord and the managing agent for the Project and their respective agents, partners and employees, for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance policies. Notwithstanding the foregoing or anything contained in this Lease to the contrary, any release or any waiver of claims shall not be operative, nor shall the foregoing endorsements be required, in any case where the effect of such release or waiver is to invalidate insurance coverage or invalidate the right of the insured to recover thereunder or increase the cost thereof (provided that in the case of increased cost the other party shall have the right, within ten (10) days following written notice, to pay such increased cost, thereby keeping such release or waiver in full force and effect).

     SECTION 9.4. MISCELLANEOUS INSURANCE PROVISIONS. Landlord and Tenant further agree as follows:

          A. Tenant and Contractors expressly understand and agree that any insurance coverages and limits furnished by the Tenant and Contractors shall in no way limit the Tenant's and Contractor's liabilities and responsibilities specified under the Lease, or contracts executed relating to the Project, or by law.

          B. The failure of Landlord to obtain such evidence from Tenant or Contractors before permitting Tenant or Contractors to commence work shall not be deemed to be a waiver by Landlord, and Tenant or contractors shall remain under continuing obligation to maintain the insurance coverage.

          C. Any and all deductibles on referenced insurance coverages shall be borne by Tenant and Contractors.

          D. Tenant expressly understands and agrees that any insurance maintained by Landlord shall apply in excess of and not contribute with insurance provided by the Tenant or Contractor under the Lease.

          E. If Tenant or any Contractors desire additional coverage, higher limits of liability, or other modifications for their own protection, Tenant and such Contractors shall be responsible for the acquisition and cost of such additional protection.

          F. Tenant agrees, and shall cause each Contractor in connection with the Project to agree, that all insurers shall waive their rights of subrogation against Landlord.

          G. Tenant and Contractors shall not violate or permit to be violated any of the conditions or provisions of any of the insurance policies, and Tenant and Contractors shall so perform and satisfy or cause to be performed and satisfied the requirements of the companies writing such policies so that at all times companies of good standing, satisfactory to Landlord shall be willing to write and continue such insurance.

          H. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant and Contractors arising out of or by reason of Tenant's and Contractor's failure to provide and keep in force insurance, as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Tenant and Contractors and which would have been payable under such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss, to the extent of any deficiency in the insurance required by the provisions of this Lease, and damages, costs and expenses of suit suffered or incurred by reason of damage to, or destruction of, the Project or the Premises occurring during any period when Tenant or Contractors shall have failed or neglected to provide insurance as aforesaid.

          I. The insurance required by this Lease, at the option of Tenant or Contractors, may be effected by blanket or umbrella policies issued to Tenant or Contractors covering the Premises and other properties owned or leased by Tenant or Contractors, provided that the policies otherwise comply with the provisions of this Lease and allocate to the Premises the specified coverage, without possibility of reduction or coinsurance by reason of, or damage to, any other premises covered therein.

          J. All insurance companies shall have a Best rating of not less than A/VII, or an equivalent rating in the event Best ceases to exist or provide a rating.

          K. Tenant and Contractors shall provide and keep in force such other insurance in such amounts as may from time to time be reasonably required by Landlord or a holder of a Mortgage (defined in Section 23.1 hereof) against such other insurable hazards as at the time are commonly insured against in the case of prudent owners of properties similar to the Project and the Premises, and in that connection Landlord may require changes in the forms, types and amounts of insurance required pursuant to this Section or add to, modify or delete other requirements; and in any event, if under applicable law, rule, regulation or ordinance of any governmental authority, state or federal, having jurisdiction in the Premises, liability may be imposed upon Landlord on account of the use or operation of the Premises or the Project or other improvements, insurance within limits reasonably satisfactory to Landlord shall be maintained by Tenant and Contractors against any such liability.

          L. The required insurance to be carried shall not be limited by any limitations expressed in the indemnification language herein or any limitation placed on the indemnity therein given as a matter of law.

                                   ARTICLE X
                               PROPERTY INSURANCE

     SECTION 10.1. KINDS AND AMOUNTS. Landlord shall at all times during the Term of this Lease keep in effect insurance on all Improvements against loss by fire and lightning, the risks covered by what is commonly known as extended coverage, malicious mischief and vandalism, and all other risks of direct physical loss in an amount equal to the full replacement value on the replacement form basis, of such Improvements. The policy or policies evidencing such insurance shall be written by a company or companies reasonably satisfactory to Landlord and to

Landlord's mortgagee, if any, and authorized to do business in the state where the Premises are located, shall name Landlord as insured thereunder, and shall provide that losses shall be paid to Landlord or its mortgagee, if applicable. At the request of Landlord, a mortgage clause may be included in said policies covering Landlord's mortgagee, if any. Tenant further agrees that if and when obtainable, Landlord will procure and maintain so-called war risk and war damage insurance, earthquake and flood insurance on the Improvements for not less than one hundred percent (100%) of the full insurance value above foundation. Such insurance shall provide for payment of loss thereunder to Landlord and shall, at Landlord's request, contain a mortgage clause in favor of Landlord's mortgagee, if any. Landlord shall also obtain (i) boiler and machinery insurance in an amount equal to the full replacement value of the Improvements, (ii) insurance against loss of Rents due to the occurrence of any casualty or hazard in the amount of all Base Rent payments, taxes, assessments and insurance premiums required hereunder for a twelve (12) month period, (iii) liability insurance,
(iv) insurance against breakage of all plate glass in the Improvements and (v) such other insurance reasonably required by Landlord, all in amounts and under terms customarily carried by Landlord for similar buildings owned by it. Tenant shall be named as an additional insured on Landlord's liability insurance policy.

     SECTION 10.2. INSURANCE APPRAISALS. From time to time during the Term hereof upon the request of Landlord, or Landlord's mortgagee, if any, Tenant shall furnish to Landlord, at Tenant's expense, insurance appraisals, satisfactory to Landlord, as such are regularly and ordinarily made by or for the benefit of insurance companies, in order to determine the then replacement value of the Improvements. Such insurance appraisals shall not be required more frequently than once in each Lease Year during the Term hereof.

     SECTION 10.3. TENANT PAYMENTS. All such insurance described in this Article X shall be kept in full force throughout the Term of this Lease, and any amounts paid therefor by Landlord (hereinafter referred to as the "Insurance Premiums") shall be payable by Tenant as Additional Rent in accordance with Sections 6.4. and 6.6. hereof.

     SECTION 10.4. WAIVER OF RECOVERY. Landlord and Tenant hereby waive all claims for recovery from the other party for any loss or damage (whether or not such loss or damage is caused by negligence of the other party and, notwithstanding any provision or provisions obtained in the Lease to the contrary) to any person or property insured under valid and collectible property insurance policies to the extent of any recovery collectible under such insurance.

                                   ARTICLE XI
                              DAMAGE OR DESTRUCTION

     SECTION 11.1. DAMAGE OR DESTRUCTION BY FIRE OR CASUALTY. In the event the Premises are damaged by fire, explosion or other casualty, Landlord shall diligently proceed with respect to the proposed restoration promptly after receipt of the insurance proceeds. Landlord shall commence the repair, restoration or rebuilding thereof and shall complete such restoration, repair or rebuilding within six (6) months after the receipt of such proceeds, subject to extension due to delay because of changes, deletions, or additions in construction requested by Tenant, acts of Tenant, strikes, lockouts, casualties, acts of God, war, fuel or energy shortages, material or labor shortages, governmental regulation or control, severe weather conditions or other causes beyond the control of Landlord ("Extension Events"). In the event of any such casualty all insurance proceeds shall be payable to Landlord. In no event shall Landlord be required to repair or replace any alterations or improvements made by Tenant which are not related to the Building, Tenant's Equipment or any other fixtures, furnishing and personal property of Tenant. Tenant agrees that Tenant shall deposit with Landlord prior to the commencement of such restoration any sums in the amount of the deductible amounts carried by Landlord under its insurance policies. Landlord's obligation to repair, restore or rebuild the Premises shall be limited to restoring the Premises to substantially the condition in which the same existed prior to the casualty. Rent and all other charges payable by Tenant hereunder shall abate during the period of such repair, restoration or rebuilding to the extent that the Improvements are not tenantable because of any damage or destruction. In the event the casualty causes fifty percent (50%) or more of the Premises to be untenantable during the last twenty-four (24) months of the Term and provided Tenant and Landlord have not agreed to extend the Term on terms acceptable to both parties or Tenant has not exercised its option to renew within fifteen (15) days after the date of such casualty. Landlord or Tenant may terminate this Lease as of the date of such casualty by providing notice to Tenant within thirty (30) days after occurrence of the fire or other casualty causing the damage, in which event, all insurance proceeds shall be paid to the Landlord and in addition Tenant shall pay to Landlord the amount of any deductible carried by Tenant under its insurance policies.

                                  ARTICLE XII
                                      LIENS

     SECTION 12.1. LIEN CLAIMS. Tenant shall not do any act which shall in any way encumber the title of Landlord in and to the Premises, nor shall any interest or estate of Landlord in the Premises be in any way subject to any claim by way of lien or encumbrance, whether by operation of law or by virtue of any express or implied contract by Tenant, and any claim to or lien upon the Premises arising from any act or omission of Tenant shall accrue only against the leasehold estate of Tenant and shall in all respects be subject and subordinate to the paramount title and rights of Landlord in and to the Premises. Tenant will not permit the Premises to become subject to any mechanics', laborers' or materialmen's lien on account of labor or material furnished to Tenant or claimed to have been furnished to Tenant in connection with work of any character performed or claimed to have been performed on the Premises by or at the direction of sufferance of Tenant; provided, however that Tenant shall have the right to contest in good faith and with reasonable diligence, the validity of any such lien or claimed lien if Tenant shall first give to Chicago Title Insurance Company ("Title Company") an amount equal to one hundred twenty percent (120%) of the amount of the lien or claimed lien which, together with interest earned thereon, shall be held by Title Company for the benefit of Landlord as security to insure payment thereof and to prevent any sale, foreclosure or forfeiture of the Premises by reason of non-payment thereof. The amount so deposited with the Title Company shall be held in an account established at a federally insured banking institution until satisfactory removal of said lien or claim of lien. On any final determination of the lien or claim for lien, Tenant will immediately pay any judgment rendered, with all proper costs and charges, and will, at its own expense, have the lien released and any judgment satisfied. Should Tenant fail to diligently contest and pursue such lien contest, Landlord may, at its option, direct the Title Company to use the sums so deposited to discharge any such lien and upon the satisfaction of such lien or encumbrance Landlord shall direct the Title Company to pay all such sums remaining on deposit to Tenant.

     SECTION 12.2. LANDLORD'S RIGHT TO CURE. If Tenant shall fail to contest the validity of any lien or claimed lien or fail to give security to Landlord to insure payment thereof, or shall fail to prosecute such contest with diligence, or shall fail to have the same released and satisfy any judgment rendered thereon, then Landlord may, at its election (but shall not be so required) and upon ten (10) days' written notice to Tenant, remove or discharge such lien or claim for lien (with the right, in its discretion, to settle or compromise the same), and any amounts advanced by Landlord, including reasonable attorneys' fees, for such purposes shall be so much additional rent due from Tenant to Landlord at the next rent date after any such payment, with interest thereon at the Lease Interest Rate from the date so advanced.

                                  ARTICLE XIII
                          ALTERATIONS AND IMPROVEMENTS

     SECTION 13.1. ALTERATIONS. Subject to Tenant's rights to make Improvements as set forth in Article XXXVI, Tenant shall not at any time during the Term of this Lease make any openings in the roof or exterior walls of the Building or make any Tenant alteration, addition or improvement to the Premises or any portion thereof (collectively, "Alterations") without in each instance, the prior written consent of Landlord; provided, however, upon notice to, but without the consent of Landlord, Tenant shall have the right to make any Alterations where same are non-structural, do not require openings on the roof or exterior walls of the Improvements, do not affect any Building system, and do not exceed TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) in the aggregate in any twelve (12)-month period. Tenant may submit a plan for proposed Alterations over an extended period ("Alteration Plan") to Landlord for Landlord's approval. Tenant shall not be required to seek Landlord's consent for any subsequent Alterations made in accordance with the Alteration Plan, as the same has been approved by Landlord. Landlord shall have a period of ten (10) business days from receipt of the Alteration Plan, which shall be accompanied by cost estimates and other information set forth below, in which to notify Tenant of Landlord's approval or disapproval of the Alteration Plan or any portion thereof. In the event Landlord fails to notify Tenant of Landlord's disapproval of the Alteration Plan or any portion thereof within said ten (10) business day period, the Alteration Plan as submitted to Landlord shall be deemed approved; provided, however, all such Alterations so deemed approved shall be removed by Tenant at the expiration or termination of this Lease.

     No Alteration to the Premises for which Landlord's consent is required shall be commenced by Tenant until Tenant has furnished Landlord with a satisfactory certificate or certificates from an insurance company acceptable to Landlord, evidencing workmen's compensation coverage, and insurance coverage in amounts satisfactory to Landlord and protecting Landlord against public liability and property damage to any person or property, on or off the Premises, arising out of and during the making of such alterations, additions or improvements.

     Any Alteration by Tenant hereunder shall be done in a good and workmanlike manner in compliance with any applicable governmental law, statute, ordinance or regulation. Upon completion of any Alteration by Tenant hereunder, Tenant shall furnish Landlord with a copy of the "as built" plans covering such construction, if the same are available without additional cost to Tenant. Tenant, at its sole cost and expense, will make all Alterations on the Premises which may be necessary by the act or neglect of any other person or corporation (public or private), except Landlord, its agents, employees or contractors provided, nothing contained herein shall be deemed to be a waiver by Tenant of any right of Tenant to contest the necessity of such Alteration. Before commencing any Alterations involving an estimated cost of more than TWENTY FIVE THOUSAND AND NO/100 DOLLARS ($25,000.00) or upon submittal of the Alteration Plan: (a) plans and specifications therefor, prepared by a licensed architect, shall be submitted to and approved by Landlord (such approval shall not be unreasonably withheld or delayed); (b) Tenant shall furnish to Landlord an estimate of the cost of the proposed work, certified by the architect who prepared such plans and specifications; (c) all contracts for any proposed work shall be submitted to and approved by Landlord; and (d) Tenant shall either furnish to Landlord a bond in form and substance satisfactory to Landlord, or such other security reasonably satisfactory to Landlord to insure payment for the completion of all work free and clear of liens. Before commencing any Alteration, Tenant shall provide Landlord with a written certification that the Alteration does not have any environmental impact on the Premises. Prior to the commencement of any construction activity for which Landlord's consent shall be required, certificates of such insurance coverages shall be provided to Landlord.

     SECTION 13.2. OWNERSHIP OF ALTERATIONS. All Alterations (except Tenant's Equipment, as defined in Section 21.2 hereof), put in at the expense of Tenant shall become the property of Landlord and shall, unless the Landlord request their removal (provided, in the event Tenant has requested Landlord's consent for any Alteration, Landlord's request for removal shall be included at the time Landlord's consent is delivered to Tenant) remain upon and be surrendered with the Premises as a part thereof at the termination of this Lease, without compensation or allowance to Tenant. Landlord may, at its sole option, request that Tenant, at Tenant's sole cost, remove any such Alterations and if Tenant shall fail to do so, Landlord may remove the same and Tenant shall pay the cost of such removal to Landlord upon demand. Notwithstanding the foregoing, upon Tenant's request prior to such time as Tenant intends to make any Alteration, Landlord shall indicate to Tenant whether or not such Alterations must be removed upon surrender of the Premises.

     SECTION 13.3. SIGNS. Tenant shall not place any signs on any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld provided that: (i) the installation and dimensions of said sign is in strict accordance with applicable law, ordinances and restrictions; (ii) Tenant continually maintains said sign in a first-class manner; and (iii) Tenant, at Tenant's sole cost and expense, removes said sign at the expiration of the Term and restores the area in which said sign is placed to its condition prior to the installation of said sign.

     SECTION 13.4. TENANT INDEMNITY. Tenant hereby agrees to indemnify, defend and hold the Landlord, its beneficiaries, shareholders, partners or members and their respective agents and employees harmless from any and all liabilities of every kind and description which may arise out of or be connected in any way with said Alterations. Upon completing any Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All Alterations shall comply with all insurance requirements and with all ordinances and regulations of any pertinent governmental authority. All alterations and additions shall be constructed in a good and workmanlike manner and only good grades of materials shall be used.

                                  ARTICLE XIV
                                  CONDEMNATION

     SECTION 14.1. TAKING: LEASE TO TERMINATE. In the event the whole of the Premises shall be taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi-public use or purpose by any competent authority or sold to the condemning authority under threat of condemnation, or in the event a portion of the Premises shall be taken or sold as a result of such event, and as a result thereof the balance of the Premises cannot be used for the same purpose as before such taking, sale or condemnation, then and in either of such events, the Term of this Lease shall terminate as of the date of vesting of title pursuant to such proceeding or sale. The total award, compensation or damages received from such proceeding or sale (collectively, the "Award"), shall be paid to and be the property of Landlord, whether the Award shall be made as compensation for diminution of the value of the leasehold or the fee of the Premises or otherwise, and Tenant hereby assigns to Landlord, all of Tenant's right, title and interest in and to the Award, subject to the provisions of Section 4.3 below. Tenant shall execute, immediately upon demand of Landlord, such documents as may be necessary to facilitate collection by Landlord of any such Award.

     SECTION 14.2. TAKING: LEASE TO CONTINUE. In the event only a part of the Premises shall be taken as a result of the exercise of the power of eminent domain or condemned for a public or quasi-public use or purpose by any competent authority or sold to the condemning authority under threat of condemnation, and as a result thereof the balance of the Premises can be used for the same purpose as before such taking, sale or condemnation, this Lease shall not terminate and Landlord, at its sole cost and expense, shall, to the extent practical, promptly repair and restore the Premises, subject to any Extension Events. Any Award paid as a consequence of such taking, sale, or condemnation, shall be paid to Landlord. Any sums not so disbursed shall be retained by Landlord. In the event of a taking of land only, this Lease shall not terminate and Landlord shall not be obligated to repair or restore the Premises. In the event such taking results in a decrease in the useable area of the Premises, Rent shall be equitably reduced based on the size and location of the area taken.

     SECTION 14.3. TENANT'S AWARD. To the extent permitted by law and subject to the rights of any lender with respect to the Premises, Tenant shall be allowed to pursue a claim against the condemning authority (hereinafter referred to as the "Tenant's Claim") that shall be independent of and wholly separate from any action, suit or proceeding relating to any award to Landlord for reimbursement of relocation expenses or for Tenant's Equipment, leasehold improvements paid for by Tenant and personal property, provided: (i) Tenant's Claim shall in no way limit, affect, alter or diminish in any kind or way whatsoever Landlord's award as a result of such taking, sale or condemnation so that the award payable to Landlord shall be less than Landlord's basis in the Building, as determined by generally accepted accounting principles, and (ii) Tenant's Claim shall in no event include any claim for any interest in real property, it being expressly understood and agreed that all sums paid with respect to the real property interests taken, sold or condemned shall be the sole property of Landlord.

                                   ARTICLE XV
                                  RENT ABSOLUTE

     SECTION 15.1. RENT ABSOLUTE. Except for Landlord's obligations set forth in
Section 8.5 of this Lease, this Lease shall be deemed and construed to be a "net lease" and Tenant agrees to pay all costs and expenses of every kind and nature whatsoever, ordinary and extraordinary, arising out of or in connection with the ownership, maintenance, repair, replacement, use and occupancy of the Premises during the Term of this Lease, which, except for the execution and delivery hereof, would otherwise have been payable by Landlord.

                                  ARTICLE XVI
                       ASSIGNMENT -- SUBLETTING BY TENANT

     SECTION 16.1. NO ASSIGNMENT, SUBLETTING OR OTHER TRANSFER. Tenant shall not assign this Lease or any interest hereunder, nor shall Tenant sublet or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant, without the express prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. No assignment or subletting shall relieve Tenant of its obligations hereunder, and Tenant shall continue to be liable as a principal and not as a guarantor or surety, to the same extent as though no assignment or sublease had been made, unless specifically provided to the contrary in Landlord's consent. Consent by Landlord pursuant to this Article shall not be deemed, construed or held to be consent to any additional assignment or subletting, but each successive act shall require similar consent of Landlord. Landlord shall be reimbursed by Tenant for any costs or expenses incurred pursuant to any request by Tenant for consent to any such assignment or subletting. In the consideration of the granting or denying of consent, Landlord may, at its option, take into consideration: (i) the business reputation and creditworthiness of the proposed subtenant or assignee; (ii) any required alteration of the Premises; (iii) the intended use of the Premises by the proposed subtenant or assignee; and (iv) any other factors which Landlord shall deem relevant.

     SECTION 16.2. OPERATION OF LAW. Tenant shall not allow or permit any transfer of this Lease, or any interest hereunder, by operation of law, or convey, mortgage, pledge or encumber this Lease or any interest hereunder.

     SECTION 16.3. EXCESS RENTAL. If Tenant shall, with Landlord's prior consent as herein required, sublet the Premises other than under a Permitted Sublease (as defined in Section 16.6), an amount equal to (i) fifty percent (50%) of the rental in excess of the base rent and any additional rent herein provided to be paid, and (ii) fifty percent (50%) of any other consideration payable to Tenant in connection with such sublease shall be for benefit of Landlord and shall be paid to Landlord promptly when due under any such subletting as additional rent due hereunder.

     SECTION 16.4. MERGER OR CONSOLIDATION. If Tenant is a corporation whose stock is not publicly traded, any transaction or series of transactions (including, without limitation, any dissolution, merger, consolidation or other reorganization of Tenant, or any issuance, sale, gift, transfer or redemption of any capital stock of Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this Section 16. If Tenant is a partnership, any transaction or series of transactions (including without limitation any withdrawal or admittance of a partner or a change in any partner's interest in Tenant, whether voluntary, involuntary or by operation of law, or any combination of any of the foregoing transactions) resulting in the transfer of control of Tenant, other than by reason of death, shall be deemed to be a voluntary assignment of this Lease by Tenant subject to the provisions of this assignment of this Lease by Tenant subject to the provisions of this
Section 16. If Tenant is a corporation, a change or series of changes in ownership of stock which would result in direct or indirect change in ownership by the stockholders or an affiliated group of stockholders of less than fifty percent (50%) of the outstanding stock as of the date of the execution and delivery of this Lease shall not be considered a change of control. Notwithstanding the immediately foregoing, Tenant may, upon notice to, but without Landlord's consent, assign (either voluntarily or by operation of law) this Lease to any entity resulting from a merger or consolidation of Tenant, provided that the total assets and the total net worth of such assignee after such consolidation or merger shall be in excess of the greater of (i) the net worth of Tenant immediately prior to such consolidation or merger, or (ii) the net worth of Tenant as of the date hereof, determined by generally accepted accounting principles and provided that Tenant is not at such time in default hereunder, and provided further that, in the event of an assignment, such successor shall execute an instrument in writing, acceptable to Landlord in its reasonable discretion, fully assuming all of the obligations and liabilities imposed upon Tenant hereunder and deliver the same to Landlord. Tenant shall provide in its notice to Landlord such information as may be reasonably required by Landlord to determine that the requirements of this Section 16.4 have been satisfied. As used in this Section 16.4, the term "control" means possession of the power to vote not less than a majority interest of any class of voting securities and partnership or limited liability company interests or to direct or cause the direction (directly or indirectly) of the management or policies of a corporation, or partnership or limited liability company through the ownership of voting securities, partnership interests or limited liability company interests, respectively.

     SECTION 16.5. UNPERMITTED TRANSACTION. Any assignment, subletting, use, occupancy, transfer or encumbrance of this Lease or the Premises without Landlord's prior written consent shall be of no effect and shall, at the option of Landlord, constitute a default under this Lease.

     SECTION 16.6. PERMITTED SUBLEASE. Notwithstanding anything contained herein to the contrary, provided Tenant is not in default under the terms of this Lease, Tenant may sublease not more than thirty percent (30%) of the Premises without Landlord's consent ("Permitted Sublease(s)"), provided (i) no such sublease shall relieve Tenant of its liability hereunder, and (ii) Tenant provides Landlord with not less than three (3) business days' written notice of such sublease.

                                  ARTICLE XVII
                                ANNUAL STATEMENTS

     SECTION 17.1. ANNUAL STATEMENTS. Tenant agrees to furnish Landlord annually upon Landlord's request, within ninety (90) days of the end of such fiscal year with a copy of its quarterly 10Q and 10K ("Financial Information") and agrees that Landlord may deliver such

Financial Information to any mortgagee, prospective mortgagee or prospective purchaser of the Premises.

                                 ARTICLE XVIII
                            INDEMNITY FOR LITIGATION

     SECTION 18.1. TENANT'S INDEMNITY FOR LITIGATION. Tenant agrees to pay, and to indemnify and defend Landlord against, all costs and expenses (including reasonable attorneys' fees) incurred by or imposed upon Landlord by or in connection with any litigation to which Landlord becomes or is made a party without fault on its part, whether commenced by or against Tenant, or any other person or entity or that may be incurred by Landlord in enforcing any of the covenants and agreements of this Lease with or without the institution of any action or proceeding relating to the Premises or this Lease, or in obtaining possession of the Premises after an Event of Default hereunder or upon expiration or earlier termination of this Lease. The foregoing notwithstanding, Tenant's responsibility under this Section 18.1 to pay Landlord's costs and expenses (including reasonable attorneys' fees) shall not extend to such costs and expenses incurred in defending an action brought by Tenant to enforce the terms of this Lease in which there is a court determination that Landlord failed to perform its obligations under this Lease. The provisions of this Section 18.1 shall survive the expiration or earlier termination of this Lease.

     SECTION 18.2. LANDLORD'S INDEMNITY FOR LITIGATION. Landlord agrees to pay, and to indemnify and defend Tenant against all costs and expenses (including reasonable attorneys' fees) incurred by or imposed upon Tenant by or in connection with any litigation to which Tenant becomes or is made a party without fault on its part and commenced by or against Landlord and arising out of Tenant's use or occupancy of the Premises or that may be incurred by Tenant in enforcing any of the covenants and agreements of this Lease. The foregoing notwithstanding, Landlord's responsibility under this Section 18.2 to pay Tenant's costs and expenses (including reasonable attorneys' fees) shall not extend to such costs and expenses incurred in defending an action brought by Landlord to enforce the terms of this Lease in which there is a court determination that Tenant failed to perform its obligations under this Lease. The provisions of this Section 18.2 shall survive the expiration or earlier termination of this Lease.

                                  ARTICLE XIX
                              ESTOPPEL CERTIFICATES

     SECTION 19.1. ESTOPPEL CERTIFICATE. Tenant agrees that on the Commencement Date and at any time and from time to time thereafter, upon not less than ten
(10) days' prior written request by Landlord, it will execute, acknowledge and deliver to Landlord, or Landlord's mortgagee to the extent factually accurate, a statement in writing in the form of Exhibit "B" attached hereto and by this reference incorporated herein; provided, however, Tenant agrees to certify to any prospective purchaser or mortgagee any other reasonable information specifically requested by such prospective purchaser or mortgagee.

     SECTION 19.2. LANDLORD'S ESTOPPEL CERTIFICATE. Landlord agrees that at any time and from time to time, upon not less than ten (10) days' prior written request by Tenant, Landlord will execute, acknowledge and deliver to Tenant, or Tenant's lender, to the extent factually accurate, a statement in writing stating that this Lease is in full force and effect and setting forth the lease term, the amount of Rent then payable by Tenant, the amount of the Security Deposit then held by Landlord and stating that this Lease is free from default to Landlord's actual knowledge.

                                   ARTICLE XX
                             INSPECTION OF PREMISES

     SECTION 20.1. INSPECTIONS. Tenant agrees to permit Landlord and any authorized representatives of Landlord, to enter the Premises at all reasonable times on reasonable advance notice, except in the case of emergency, for the purpose of inspecting the same. Any such inspections shall be solely for Landlord's purposes and may not be relied upon by Tenant or any other person. Landlord shall use reasonable efforts to minimize any interference with the operation of Tenant's business during the pendency of such inspections.

     SECTION 20.2. SIGNS. Tenant agrees to permit Landlord and any authorized representative of Landlord to enter the Premises at all reasonable times during business hours on reasonable advance notice to exhibit the same for the purpose of sale, mortgage or lease, and during the final year of the Term hereof or any extension thereof, Landlord may display on the Premises customary "For Sale" or "For Rent" signs.

                                  ARTICLE XXI
                                    FIXTURES

     SECTION 21.1. BUILDING FIXTURES. All improvements and all plumbing, heating, lighting, electrical and air-conditioning fixtures and equipment, and other articles of personal property used in the operation of the Premises (as distinguished from operations incident to the business of Tenant), whether or not attached or affixed to the Premises ("Building Fixtures"), shall be and remain a part of the Premises and shall constitute the properly of Landlord.

     SECTION 21.2. TENANT'S EQUIPMENT. All of Tenant's trade fixtures, trade equipment and all personal property, fixtures, apparatus, machinery and equipment now or hereafter located upon the Premises, other than Building Fixtures, as shall be and remain the personal property of Tenant, and the same are herein referred to as "Tenant's Equipment."

     SECTION 21.3. REMOVAL OF TENANT'S EQUIPMENT. Tenant's Equipment may be removed from time to time by Tenant; provided, however, that if such removal shall injure or damage the Premises, Tenant shall repair the damage and place the Premises in the same condition as it would have been if such Tenant's Equipment had not been installed.

                                  ARTICLE XXII
                                     DEFAULT

     SECTION 22.1. EVENTS OF DEFAULT. Tenant agrees that any one or more of the following events shall be considered "Events of Default" as said term is used herein:

               (a) If an order, judgment or decree shall be entered by any court adjudicating Tenant a bankrupt or insolvent, or approving a petition seeking reorganization of Tenant or appointing a receiver, trustee or liquidator of Tenant, or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days; or

               (b) Tenant shall file an answer admitting the material allegations of a petition filed against Tenant in any bankruptcy, reorganization or insolvency proceeding or under any laws relating to the relief of debtors, readjustment or indebtedness, reorganization, arrangements, composition or extension; or

               (c) Tenant shall make any assignment for the benefit of creditors or shall apply for or consent to the appointment of a receiver, trustee or liquidator of Tenant, or any of the assets of Tenant; or

               (d) Tenant shall file a voluntary petition in bankruptcy, or shall admit in writing its inability to pay its debts as they come due, or shall file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law; or

               (e) A decree or order appointing a receiver of the property of Tenant shall be made and such decree or order shall not have been vacated within sixty (60) days from the date of entry or granting thereof; or

               (f) Tenant shall abandon the Premises and cease the payment of Rent or the performance of Tenant's other obligations under this Lease during the Term hereof; or

               (g) Tenant shall default in making any payment of Rent or other payment required to be made by Tenant hereunder when due as herein provided, and such default continues for five (5) days after written notice from Landlord; or

               (h) Tenant shall be in default in the performance of or compliance with any of the agreements, terms, covenants or conditions in this Lease other than those referred to in the foregoing subparagraphs (a) through (g) of this Section for a period of thirty
          (30) days after notice from Landlord to Tenant specifying the items in default, or in the case of a default which cannot, with due diligence, be cured within said thirty (30) day period, Tenant fails to proceed within said thirty (30) day period to cure the same and thereafter to prosecute the curing of such default with due diligence (it being intended in connection with a default not susceptible of being cured with due diligence within said thirty (30) day period that the time of Tenant within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence).

     Upon the occurrence of any one or more of such Events of Default, Landlord may at its election terminate this Lease or terminate Tenant's right to possession only, without terminating this Lease. Upon termination of this Lease or of Tenant's right to possession, Tenant shall immediately surrender possession and vacate the Premises, and deliver possession thereof to Landlord, and Landlord or Landlord's agents may immediately or any time thereafter without notice, re-enter the Premises and remove all persons and all or any property therefrom, either by any suitable action or proceeding at law or equity or by force or otherwise, without being liable in indictment, prosecution or damages, therefor, and repossess and enjoy the Premises, together with the right to receive all income of, and from, the Premises.

     In the event Tenant is in default (after any applicable grace or cure periods) under the terms and conditions of this Lease during the Abatement Period, then any amounts due to Landlord under this Lease whether Landlord terminates this Lease or Tenant's right to possession only shall include the monthly installment of Base Rent which would have been due and owing hereunder but for the abatement.

     In the event of the termination of this Lease by Landlord as provided for above, Landlord shall be entitled to recover from Tenant all damages and other sums which Landlord is entitled to recover under any provision of this Lease or at law or equity, including, but not limited to, all Rent accrued and unpaid for the period up to and including such termination date, as well as all other additional sums payable by Tenant, or for which Tenant is liable or in respect of which Tenant has agreed to indemnify Landlord under any of the provisions of this lease, which may be then owing and unpaid, and all costs and expenses, including, without limitation, court costs and reasonable attorneys' fees incurred by Landlord in the enforcement of its rights and remedies hereunder and, in addition, any damages provable by Landlord as a matter of law including, without limitation, an amount equal to the excess of the Rent provided to be paid for the remainder of the Term over the fair market rental value of the Premises (determined at the date of termination of this Lease) after deduction of all anticipated expenses of reletting and taking into consideration the time necessary to relet the Premises. In the alternative, Landlord shall have the right, from time to time, to recover from Tenant, and Tenant shall remain liable for, all Rent and other amounts due and owing under this Lease not paid pursuant to the provisions of this Lease plus (x) damages equal to all other sums which would have accrued under this Lease after the date of termination had it not been terminated, such damages to be due and payable as such sums would have become due, less (y) such amounts as Landlord may receive from reletting after first paying all costs of such reletting, including, without limitation, brokerage commissions and the costs of repairs, alterations, additions and redecorations, and the expenses of re-entry, and the net amounts of rent collected remaining after such expenses shall operate only as an off-setting credit against the amount due hereunder with any excess or residue belonging to Landlord solely. Should the fair market rental value of the Premises after and taking into consideration the time necessary to relet the Premises after deduction of all anticipated expenses of reletting exceed the Rent provided to be paid by Tenant for the remainder of the Term, Landlord shall not be obligated to pay to Tenant any part of such excess or to credit any part of such excess against any other sums or damages for which Tenant may be liable to Landlord.

     SECTION 22.2. WAIVERS. Tenant hereby expressly waives, so far as permitted by law, the service of any notice of intention to re-enter provided for in any statute, except as is herein otherwise provided. Tenant for and on behalf of itself and all persons claiming through or under Tenant, also waives any and all rights of redemption or re-entry or repossession in case Tenant shall be dispossessed by a judgment or by warrant of any court or judge or in case of re-entry or repossession by Landlord or in case of any expiration or termination of this Lease. The terms

"enter," "re-enter," "entry" or "re-entry" as used in this Lease are not restricted to their technical legal meanings.

     SECTION 22.3. BANKRUPTCY. If Landlord shall not be permitted to terminate this Lease, as provided in this Article XXII because of the provisions of the United States Code relating to Bankruptcy, as amended (the "Bankruptcy Code"), then Tenant as a debtor-in-possession or any trustee for Tenant agrees promptly, within no more than sixty (60) days after the filing of the bankruptcy petition, to assume or reject this Lease. In such event, Tenant or any trustee for Tenant may only assume this Lease if: (a) it cures or provides adequate assurances that the trustee will promptly cure any default hereunder; (b) compensates or provides adequate assurance that Tenant will promptly compensate Landlord of any actual pecuniary loss to Landlord resulting from Tenant's default; and (c) provides adequate assurance of performance during the fully stated term hereof of all of the terms, covenants, and provisions of this Lease to be performed by Tenant. In no event after the assumption of this Lease shall any then-existing default remain uncured for a period in excess of the earlier of ten (10) days or the time period set forth herein. Adequate assurance of performance of this Lease, as set forth hereinabove, shall include, without limitation, adequate assurance: (i) of the source of rent reserved hereunder; and (ii) that the assumption of this Lease will not breach any provision hereunder.

     If Tenant assumes this Lease and proposes to assign the same pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment, setting forth: (i) the name and address of such person; (ii) all of the terms and conditions of such offer, and (iii) the adequate assurance to be provided Landlord to assure such person's future performance under the Lease, including, without limitation, the assurance referred to in Section 365(b)(3 ) of the Bankruptcy Code, shall be given to Landlord by the Tenant no later than twenty (20) days after receipt by the Tenant but in any event no later than ten (10) days prior to the date that the Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption, and Landlord shall thereupon have the prior right and option, to be exercised by notice to the Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

     If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code any and all monies or other considerations payable or otherwise to be delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of the Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting the Landlord's properly under the preceding sentence not paid or delivered to the Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid to the Landlord.

     Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be conclusively deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption. Any such assignee shall be permitted to use the Leased Premises only for the Use.

     Nothing contained in this Section shall, in any way, constitute a waiver of the provisions of Article XVI of this Lease relating to alienation. Tenant shall not, by virtue of this section, have any further rights relaxing to assignment other than those granted in the Bankruptcy Code. Notwithstanding anything in this Lease to the contrary, all amounts payable by Tenant to or on behalf of Landlord under this Lease, whether or not expressly denominated as rent, shall constitute rent for the purpose of Section 501(b)(6) or any successive section of the Bankruptcy Code.

                                 ARTICLE XXIII
                            PERFORMANCE OF COVENANTS

     SECTION 23.1. LANDLORD'S RIGHT TO PERFORM TENANT'S OBLIGATIONS. In the event Tenant shall fail to maintain any insurance required to be paid by it under the terms hereof, or in an Emergency Situation or upon occurrence of an Event of Default, Landlord may (but shall not be obligated so to do), and without waiving or releasing Tenant from any obligation of Tenant hereunder, make any payment or perform any other act which Tenant is obligated to make or perform under this Lease in such manner and to such extent as Landlord may deem desirable; and in so doing Landlord shall also have the right to enter upon the Premises for any purpose reasonably necessary in connection therewith and to pay or incur any other necessary and incidental costs and expenses, including reasonable attorneys' fees. All sums so paid and all liabilities so incurred by Landlord, together with interest thereon at the Lease Interest Rate and shall be payable to Landlord upon demand as Additional Rent. Landlord shall use reasonable efforts to give prior notice (which may be oral) of its performance, if reasonably feasible under the circumstances. The performance of any such obligation by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Inaction of Landlord shall never be considered as a waiver of any right accruing to it pursuant to this Lease. Landlord, in making any payment hereby authorized: (a) relating to Taxes, may do so according to any bill, statement or estimate, without inquiry into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof; (b) for the discharge, compromise or settlement of any lien, may do so without inquiry as to the validity or amount of any claim for lien which may be asserted; or (c) in connection with the completion of construction of improvements to the Premises or the repair, maintenance or the payment of operating costs thereof, may do so in such amounts and to such persons as Landlord reasonably may deem appropriate. Nothing contained herein shall be construed to require Landlord to advance monies for any purpose. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Tenant or any other occupant of the Premises or any part thereof, by reason of making repairs or the performance of any work on the Premises or on account of bringing materials, supplies and equipment into or through the Premises during the course thereof and the obligations of Tenant under this Lease shall not thereby be affected in any manner. In doing so, however, Landlord shall use reasonable efforts not to interfere with the normal operation of the Premises. The term "EMERGENCY SITUATION" shall mean a situation which has caused or is likely to cause bodily injury to persons, contamination of or physical damage to the Premises or adjoining property or economic liability or criminal jeopardy to Landlord.

     SECTION 23.2. TENANT'S RIGHT TO PERFORM LANDLORD'S OBLIGATIONS. If Landlord shall be in default in the performance of or compliance with any of the agreements, terms, covenants or conditions in this Lease for a period of thirty
(30) days after notice from Tenant to Landlord specifying the items in default, or in the case of a default which cannot, with due diligence, be cured within said thirty (30)-day period, Landlord fails to proceed within said thirty
(30)-day period to cure the same and thereafter to prosecute the curing of such default with due diligence (it being intended in connection with a default not susceptible of being cured with due diligence within said thirty (30)-day period that the time of Landlord within which to cure the same shall be extended for such period as may be necessary to complete the same with all due diligence), then Tenant may, at its option (but shall not be required to) do the same or cause the same to be done, the amounts paid and expenses incurred by tenant in connection therewith shall accrue interest at the Lease Interest Rate and shall be due and payable by Landlord to Tenant within thirty (30) days after demand therefor from Tenant. Tenant, in making any payment hereby authorized in connection with the completion of construction of improvements to or repair or maintenance of the Premises may do so in such amounts and to such persons as Tenant reasonably may deem appropriate. Nothing contained herein shall be construed to require Tenant to advance monies for any purpose.

                                  ARTICLE XXIV
                              EXERCISE OF REMEDIES

     SECTION 24.1. CUMULATIVE REMEDIES. No remedy contained herein or otherwise conferred upon or reserved to either party shall be considered exclusive of any other remedy, but the same shall be cumulative and shall be in addition to every other remedy given herein, now or hereafter existing at law or in equity or by statute, and every power and remedy given by this Lease to either party may be exercised from time to time and as often as occasion may arise or as may be deemed expedient. No delay or omission of either party to exercise any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein.

     SECTION 24.2. NO WAIVER. No waiver of any breach of any of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach, or a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. The acceptance by Landlord of any payment of Rent or other sums payable hereunder after the termination by Landlord of this Lease or of Tenant's right to possession hereunder shall not, in the absence of agreement in writing to the contrary by Landlord, be deemed to restore this Lease or Tenant's right to possession hereunder, as the case may be, but shall be construed as a payment on account and not in satisfaction of damages due from Tenant to Landlord. Receipt of Rent by Landlord, with knowledge of any breach of this Lease by Tenant or of any default by Tenant in the observance or performance of any of the conditions or covenants of this Lease, shall not be deemed to be a waiver of any provision of this Lease.

     SECTION 24.3. EQUITABLE RELIEF. In the event of any breach or threatened breach by either party of any of the agreements, terms, covenants or conditions contained in this Lease, the other party shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease.

                                  ARTICLE XXV
                           SUBORDINATION TO MORTGAGES

     SECTION 25.1. SUBORDINATION. Landlord may execute and deliver a mortgage or trust deed in the nature of a mortgage (both sometimes hereinafter referred to as "Mortgage") against the Premises or any portion thereof. This Lease and the rights of Tenant hereunder, shall automatically, and without the requirement of the execution of any further documents, be and are hereby made expressly subject and subordinate at all times to the lien of any Mortgage now or hereafter encumbering any portion of the Improvements, and to all advances made or hereafter to be made upon the security thereof; provided, however, the holder of said Mortgage agrees in writing not to disturb the rights of Tenant under this Lease so long as Tenant is not in default hereunder beyond any applicable grace or cure period. Notwithstanding the foregoing, Tenant agrees to execute and deliver a Subordination, Nondisturbance and Attornment Agreement in the form attached hereto as EXHIBIT "C" ("SNDA") or such other instruments subordinating this Lease to the lien of any such Mortgage in form reasonably acceptable to Tenant as may be requested in writing by Landlord from time to time. In the event Tenant does not execute and deliver the SNDA or such other instruments subordinating this Lease to the lien of any such Mortgage as may be requested in writing by Landlord, Landlord may execute such document on Tenant's behalf and deliver the same to the holder of the aforesaid Mortgage. Notwithstanding anything to the contrary contained herein, any mortgagee under a Mortgage may, by notice in writing to the Tenant, subordinate its Mortgage to this Lease.

     Landlord and Tenant acknowledge that, as of the Commencement Date, the Project is encumbered by a Mortgage, Assignment of Rents and Leases and Security Agreement dated November 1,1995 and recorded December 5, 1995 as Document Number R95-94469 ("Mortgage"). Landlord agrees that, until such time as Landlord either
(i) receives a release of the Mortgage, or (ii) obtains an Subordination, Nondisturbance and Attornment Agreement in substantially the same form as the SNDA executed by the holder of the Mortgage, Landlord shall indemnify and hold harmless Tenant from and against all losses incurred by Tenant in connection with the actual unreimbursed expenditures (as amortized over the balance of the Term) for improvements to the Premises made and not removed or removable by Tenant in the event the holder of the Mortgage terminates this Lease and Tenant's right to possession of the Premises as part of a foreclosure of the lien of the Mortgage. In the event Tenant continues to occupy the Premises subsequent to a judgment of foreclosure pursuant to the terms of an agreement between Tenant and the holder of the Mortgage, the indemnity granted hereunder shall be null and void.

     SECTION 25.2. MORTGAGE PROTECTION. Tenant agrees to give the holder of any Mortgage, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such mortgagee and containing a request therefor. Tenant further agrees that mortgagee shall have the right to cure such default. Until the time allowed as aforesaid for said mortgagee to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be cancelled or surrendered, without the prior written consent, in each instance, of the mortgagee.

                                  ARTICLE XXVI
                              INDEMNITY AND WAIVER

     SECTION 26.1. TENANT'S INDEMNITY. Tenant shall not do or permit any act or thing to be done or omit to do any act or thing upon the Premises which may subject Landlord to any liability or responsibility for injury, damage to persons or property, or to any liability by reason of any violation of applicable laws and shall exercise such control over the Premises so as to fully protect Landlord against any such liability. Tenant shall defend, indemnify and save Landlord, and any official, agent, beneficiary, contractor, director, employee, lessor, mortgagee, officer, parent, partner, shareholder and trustee of Landlord (each an "Indemnified Party") representatives, successors and assigns harmless from and against any and all liabilities, suits, judgments, settlements, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, engineers', architects' and attorneys' fees, court costs and disbursements, which may be imposed upon or incurred by or asserted against any Indemnified Party by reason of any of the following occurring during or after (but attributable to a period of time falling within) the Term:

               A. any demolition or razing or construction of any improvements or any other work or thing done in, on or about the Premises or any part thereof by Tenant or any member of the Tenant Group (defined below), including any claim that such work constitutes "public works";

               B. any use, nonuse, possession, occupation, alteration, repair, condition, operation, maintenance or management of the Premises or any part thereof or of any tunnel, creek, ditch, detention area, sidewalk, curb or vault adjacent thereto by Tenant or any member of the Tenant Group;

               C. any act or failure to act on the part of Tenant or any member of the Tenant Group;

               D. any accident, injury (including death) or damage to any person or property occurring in, on or about the Premises or any part thereof or in, on or about any tunnel, creek, ditch, detention area, sidewalk, curb or vault adjacent thereto as a result of the act or neglect of Tenant or any member of the Tenant Group;

               E. any failure to perform or comply with any of the covenants, agreements, terms or conditions in this Lease on Tenant's part to be performed or complied with (other than the payment of money);


               F. any lien or claim which may be alleged to have arisen against or on the Premises, or any lien or claim which may be alleged to have arisen out of this Lease and created or permitted to be created by Tenant or any member of the Tenant Group against any assets of Landlord, or any liability which may be asserted against Landlord with respect thereto;

               G. any failure on the part of Tenant to keep, observe and perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in the contracts and agreements affecting the Premises on Tenant's part to be kept, observed or performed; and

               H. any contest permitted pursuant to the provisions of this Lease.

     No agreement or covenant of Tenant in this Section 26.1 shall be deemed to exempt Landlord from, and Tenant's obligations under this Section 26.1 shall not include liability or damages for injury to persons or damage to property caused by or resulting from the negligence of Landlord, its agents or employees, in the operation or maintenance of the Project.

     The obligations of Tenant under this Section 26.1 shall not be affected in any way by the absence in any case of covering insurance or by the failure or refusal of any insurance earner to perform any obligation on its part under insurance policies affecting the Premises or any part thereof.

     SECTION 26.2. LANDLORD'S INDEMNITY. Landlord will protect, indemnify and save Tenant, its partners, shareholders, employees, officers, directors, agents and their respective successors and assigns harmless from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including without limitation, reasonable attorneys' fees and expenses) imposed upon, incurred by or asserted against Tenant by reason of any accident, injury to or death of persons or loss of or damage to property occurring on or about the Premises or any part thereof or the adjoining properties, sidewalks, curbs, streets or ways resulting from the negligent act or omission of Landlord or anyone claiming by, through or under Landlord.

     SECTION 26.3. WAIVER OF CLAIMS. Tenant waives all claims it may have against Landlord and Landlord's agents for damage or injury to person or property sustained by Tenant or any persons claiming through Tenant or by any occupant of the Premises, or by any other person, resulting from any part of the Premises becoming out of repair, or resulting from any accident on or about the Premises or resulting directly or indirectly from any act or neglect of any person, excluding Landlord. This Section 26.3. shall include, but not by way of limitation, damage caused by water, snow, frost, steam, excessive heat or cold, sewage, gas, odors, or noise, or caused by bursting or leaking pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of Tenant or of any other person, excluding Landlord, and whether such damage be caused or result from anything or circumstance above mentioned or referred to, or to any other thing or circumstance whether of a like nature or of a wholly different nature. All Tenant's Equipment and other personal property belonging to Tenant or any occupant of the Premises that is in or on any part of the Premises shall be there at the risk of Tenant or of such other person only, and Landlord shall not be liable for any damage thereto or for the theft or misappropriation thereof.

                                 ARTICLE XXVII
                                    SURRENDER

     SECTION 27.1. CONDITION. Upon the termination of this Lease whether by forfeiture, lapse of time or otherwise, or upon the termination of Tenant's right to possession of the Premises, Tenant will at once surrender and deliver up the Premises to Landlord, broom clean, in good order, condition and repair, reasonable wear and tear and casualty damage excepted. "Broom clean" means free from all debris, dirt, rubbish, personal property of Tenant, oil, grease, tire tracks or other substances, inside and outside of the Improvements and on the grounds comprising the Premises. Any damage caused by removal of Tenant from the Premises, including any damages caused by removal of Tenant's Equipment as defined above, shall be repaired and paid for by Tenant prior to the expiration of the Term.

     SECTION 27.2. REMOVAL OF TENANT'S EQUIPMENT. Upon the termination of this Lease by lapse of time, or otherwise, Tenant may remove Tenant's Equipment provided, however, that Tenant shall repair any injury or damage to the Premises which may result from such removal. If Tenant does not remove Tenant's Equipment from the Premises prior to the end of the Term, however ended, Landlord may, at its option, remove the same and deliver the same to any other place of business of Tenant or warehouse the same, and Tenant shall pay the cost of such removal (including the repair of any injury or damage to the Premises resulting from such removal), delivery and warehousing to Landlord on demand, or Landlord may treat tenant's equipment as having been conveyed to Landlord with this Lease as a Bill of Sale, without further payment or credit by Landlord to Tenant.

     SECTION 27.3. HOLDOVER. If Tenant retains possession of the Premises or any part thereof after the termination of the Term, by lapse of time and otherwise, then Tenant shall pay to Landlord monthly rent equal to the sum of (i) one and one half times the monthly Base Rent rate, plus (ii) any deposits for Taxes, Insurance Premiums or Expenses payable for the month immediately preceding said holding over (including increases for additional rent which Landlord may reasonably estimate), computed on a per-month basis, for each month or part thereof (without reduction for any such partial month) that Tenant thus remains in possession, and in addition thereto, in the event such holdover continues for a period in excess of thirty (30) days, Tenant shall pay Landlord all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession. Alternatively, at the election of Landlord expressed in a written notice to Tenant and not otherwise, such retention of possession shall constitute a renewal of this Lease for one (1) year, at a rental equal to one hundred twenty percent (120%) of the Rent during the previous year. The provisions of this paragraph do not exclude the Landlord's rights of re-entry or any other right hereunder. Any such extension or renewal shall be subject to all other terms and conditions herein contained.

                                 ARTICLE XXVIII
                           COVENANT OF QUIET ENJOYMENT

     SECTION 28.1. COVENANT OF QUIET ENJOYMENT. Landlord covenants that Tenant, on paying the Rent and all other charges payable by Tenant hereunder, and on keeping, observing and performing all the other terms, covenants, conditions, provisions and agreements herein contained on the part of Tenant to be kept, observed and performed, all of which obligations of

Tenant are independent of Landlord's obligations hereunder, shall, during the Term, peaceably and quietly have, hold and enjoy the Premises subject to the terms, covenants, conditions, provisions and agreement hereof free from hindrance by Landlord or any person claiming by, through or under Landlord.

                                  ARTICLE XXIX
                                  NO RECORDING

     SECTION 29.1. MEMORANDUM OF LEASE. A Memorandum of Lease in form and content acceptable to Landlord and Tenant may be recorded by Tenant at Tenant's cost.

                                  ARTICLE XXX
                                     NOTICES

     SECTION 30.1. NOTICES. All notices, consents, approvals to or demands upon or by Landlord or Tenant desired or required to be given under the provisions hereof, shall be in writing. Any notices or demands from Landlord to Tenant shall be deemed to have been duly and sufficiently given if a copy thereof has been personally served, forwarded by messenger or recognized overnight courier service with evidence of delivery or mailed by United States registered or certified mail in an envelope properly stamped and addressed to Tenant at Tenant's Mailing Address, or at such other address as Tenant may theretofore have furnished by written notice to Landlord. Any notices or demands from Tenant to Landlord shall be deemed to have been duly and sufficiently given if forwarded by expedited messenger or recognized overnight courier service with evidence of delivery or mailed by United States registered or certified mail in an envelope properly stamped and addressed to Landlord at Landlord's Mailing Address, with a copy to Mark S. Richmond, Katz Randall & Weinberg, 333 West Wacker Drive, Suite 1800, Chicago, Illinois 60606, or at such other address as Landlord may theretofore have furnished by written notice to Tenant. The effective date of such notice shall be the date of actual delivery, except that if delivery is refused, the effective date of notice shall be the date delivery is refused.

                                  ARTICLE XXXI
                             COVENANTS RUN WITH LAND

     SECTION 31.1. COVENANTS. All of the covenants, agreements, conditions and undertakings in this Lease contained shall extend and inure to and be binding upon the heirs, executors, administrators, successors and assigns of the respective parties hereto, the same as if they were in every case specifically named, and shall be construed as covenants running with the Land, and wherever in this Lease reference is made to either of the parties hereto, it shall be held to include and apply to, wherever applicable, the heirs, executors, administrators, successors and assigns of such party. Nothing herein contained shall be construed to grant or confer upon any person or persons, firm, corporation or governmental authority, other than the parties hereto, their heirs, executors, administrators, successors and assigns, any right, claim or privilege by virtue of any covenant, agreement, condition or undertaking in this Lease contained.

     SECTION 31.2. RELEASE OF LANDLORD. The term "Landlord" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of title to the Premises, and in the event of any transfer or transfers of the title, Landlord herein named (and in the case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved, from and after the date of such transfer or conveyance, of all personal liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed; provided that any funds in the hands of such Landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee and such grantee assumes the obligations of Landlord hereunder.

                                 ARTICLE XXXII
                              ENVIRONMENTAL MATTERS

     SECTION 32.1. DEFINED TERMS.

          A. "Hazardous Material" shall include but shall not be limited to any substance, material, or waste that is regulated by any federal, state, or local governmental authority because of toxic, flammable, explosive, corrosive, reactive, radioactive or other properties that may be hazardous to human health or the environment, including without limitation asbestos and asbestos-containing materials, radon, petroleum and petroleum products, urea formaldehyde foam insulation, methane, lead based paint, polychlorinated biphenyl compounds, hydrocarbons or like substances and their additives or constituents, pesticides, agricultural chemicals, and any other special, toxic, or hazardous substances, materials, or wastes of any kind, including without limitation those now or hereafter defined, determined, or identified as "hazardous substances," "hazardous materials," "toxic substances," or "hazardous wastes" in any Environmental Law.

          B. "Environmental Law" shall mean any federal, state, or local law, statute, ordinance, code, rule, regulation, policy, common law, license, authorization, decision, order, or injunction which pertains to health, safety, any Hazardous Material, or the environment (including but not limited to ground, air, water, or noise pollution or contamination, and underground or aboveground tanks) and shall include, without limitation, the Resource Conservation and Recovery Act, 42 U.S.C. 86901 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. 89601 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act, 49 U.S.C. 81801 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. 81251 et seq.; the Clean Air Act, 42 U.S.C. 87401 et seq.; the Toxic Substances Control Act, 15 U.S.C. 82601 et seq.; the Safe Drinking Water Act, 42 U.S.C.ss. 300f et seq.; the Illinois Environmental Protection Act, 415 ILCS 4/1 et seq.; the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. 11001 et seq. ("EPCRA"), the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. 136 to 136y; the Oil Pollution Act of 1990, 33 U.S.C. 2701 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. 651 et seq.; and any other federal, state, or local environmental requirements, together with all rules, regulations, orders, and decrees now or hereafter promulgated under any of the foregoing, as any of the foregoing now exist or may be changed or amended or come into effect in the future.

          C. "Environmental Claim" shall mean and include any demand, notice of violation, inquiry, cause of action, proceeding, or suit for damages (including reasonable attorneys', consultants', and experts' fees, costs or expenses), losses, injuries to person or property, damages to natural resources, fines, penalties, interest, cost recovery, compensation, or contribution resulting from or in any way arising in connection with any Hazardous Material or any Environmental Law.

          D. "Pre-Existing Condition" shall mean the presence of any Hazardous Material on the Premises, to the extent such Hazardous Material was not introduced on to the Premises after the Commencement Date.

          E. "Environmental Condition" shall mean (i) the presence on the Premises of one or more underground storage tanks or (ii) the existence of any Hazardous Material on the Premises, other than a Pre-Existing Condition,

               (a) in violation of or requiring cleanup under any Environmental Law or the provisions of this Article XXXII, or

               (b) in concentrations or at levels exceeding applicable federal, state, or local standards for soil, groundwater, or waste on residential properties,

either of which subjects Landlord to liability for any Environmental Claim or which must be remediated to prevent Landlord from incurring loss of any kind.

          F. "Environmental Remediation" shall mean any investigation, cleanup, removal, containment, remediation, or other action relating to an Environmental Condition (i) required pursuant to any Environmental Law, or
     (ii) necessary to prevent Landlord from incurring, or relieve Landlord from, loss of any kind as a result of an Environmental Claim.

          G. "Remediating Party" shall mean the party which has elected (or is deemed to have elected) to perform any Environmental Remediation.

          H. "Tenant Group" shall mean any or all of Tenant's agents, employees, representatives, contractors, workmen, mechanics, suppliers, customers, guests, licensees, invitees, sublessees, assignees and all of their respective successors and assigns or any party claiming by, through or under any of them. I. "Permitted Materials" shall mean Hazardous Materials in quantities customarily used, stored, generated or disposed of by Tenant in the ordinary course of Tenant's business.

     SECTION 32.2. TENANT'S COVENANTS WITH RESPECT TO ENVIRONMENTAL MATTERS. During the Term, Tenant, at its sole cost and expense, shall:

          A. comply with all Environmental Laws relating to the use and operation of the Premises;

          B. keep the Premises free of any Hazardous Material except for the Permitted Materials and any Pre-Existing Condition;

          C. not exacerbate a Pre-Existing Condition known to Tenant;

          D. upon the discovery of an Environmental Condition:

               (i) promptly, but not later than three (3) business days after the discovery of the Environmental Condition, notify Landlord of the Environmental Condition;

               (ii) furnish a letter of credit, personal guaranty, escrow of funds, or other security reasonably acceptable to Landlord to secure performance of Environmental Remediation and to assure Landlord that all necessary funds are readily available to Landlord to pay the costs and expenses of Environmental Remediation;

               (iii) prior to commencement of any Environmental Remediation except where immediate action is required or necessary to minimize impact submit a proposed scope of work for the Environmental Remediation, together with a timetable and a cost estimate, to Landlord for review and approval;

               (iv) after obtaining Landlord's approval, diligently perform the approved Environmental Remediation;

               (v) submit to Landlord in a timely manner for Landlord's review and comment the documentation and information required by Sections
          32.6 and 32.7 of this Lease relating to each phase of the Environmental Remediation;

               (vi) comply with applicable release reporting requirements and provide Landlord with any information necessary for Landlord to comply with Environmental Law; and

               (vii) obtain a so-called "no further action letter" or other acknowledgment from the federal, state, or local governmental agency with jurisdiction over the Environmental Condition that the Premises have been fully remediated without reliance on institutional controls (including but not limited to deed restrictions) or engineered barriers;

          E. not install or operate any above or below ground tank, sump, pit, pond, lagoon, or other storage or treatment vessel or device on the Premises without first obtaining Landlord's prior written consent, which in the case of above ground tanks, sumps, storage or treatment vessels which do not result in structural alterations to the Premises may not be unreasonably delayed or withheld.

          F. not handle, use, generate, treat, dispose of, or permit the use, handling, generation, treatment, storage, or disposal of any Hazardous Material except for the

     Permitted Materials in, on, under, around, or above the Premises at any time during the Term;

          G. not use any above-ground or below-ground tank (including barrels and drums), of any size within or without the Premises, except (i) in compliance with all Environmental Laws and any and all applicable laws, ordinances, regulations and codes including, without limitation any municipal requirements to maintain such tank in accordance with National Fire Protection Association standards, and (ii) if secondary containment approved by Landlord is provided. Empty tanks, barrels and drums shall be presumed to have one (1) inch of product remaining when declared empty.

     SECTION 32.3. CONDUCT OF TENANT. If Tenant generates, uses, transports, stores, treats, or disposes of any Hazardous Material:

          A. Tenant shall, at its own cost and expense, comply with all Environmental Laws relating to any Hazardous Material;

          B. Tenant shall (i) not dispose of any Hazardous Material in dumpsters or trash containers or at any other location at the Premises, except in compliance with applicable Environmental Law or a permit issued to Tenant and approved by Landlord; (ii) not discharge any Hazardous Material into drains or sewers except in compliance with applicable Environmental Law or a permit issued to Tenant and approved by Landlord; (iii) not cause or allow the release, discharge, emission, or run-off of any Hazardous Material to air, surface waters, the land, or ground water, whether directly or indirectly except in compliance with applicable Environmental Law or a permit issued to Tenant and approved by Landlord; (iv) at Tenant's own cost and expense, arrange for the lawful transportation and off-site disposal of all Hazardous Materials generated by Tenant; (v) provide secondary containment around all Hazardous Material storage containers, storage facilities, and above-ground storage tanks; (vi) conduct all necessary environmental inspections, including but not limited to asbestos inspections prior to any renovation or demolition as required by 40 CFR
     Part 61, and provide copies of all reports associated with such inspections to Landlord; (vii) comply with all reporting requirements under any federal, state, or local ordinance, statute, or regulation, including but not limited to toxics inventory reporting under EPCRA, the provisions of 40 CFR Part 61, or various regulations controlling the emissions of volatile organic compounds, and Tenant shall provide copies of all such reports and notifications to Landlord; and (viii) use only highly skilled people reasonably acceptable to Landlord to address all environmental issues associated with the Premises, and ensure that such people and all employees of the Tenant shall receive all training or certification required under any federal, state, or local legal requirement specifically mentioned or alluded to in Section 30.1 of this Lease;

          C. Tenant shall promptly provide Landlord with copies of all communications, permits, or agreements with any governmental authority or agency (federal, state, or local) or any private entity relating in any way to the violation or alleged violation of any Environmental Laws or to any violation of Tenant's obligations under subparagraph (B) above;

          D. Landlord and Landlord's agents and employees shall have the right to enter the Premises and/or conduct appropriate tests for the propose of ascertaining that Tenant complies with all applicable laws, rules or permits relating in any way to the presence of any Hazardous Materials on the Premises; and

          E. In the event that Landlord has reason to believe an environmental problem exists at the Premises, Tenant shall provide Landlord the results of appropriate tests of air, water, and soil to demonstrate (i) that Tenant is in compliance with all applicable laws, rules or permits relating in any way to the presence of any Hazardous Material on the Premises and (ii) the lack of any unpermitted releases, discharges, or emissions.

     If the presence, release, threat of release, or placement of any hazardous Material on or in the Premises occurs or is caused in whole or in part during the Term of this Lease, or the generation, transportation, storage, treatment, or disposal of any Hazardous Material at the Premises occurs or is caused in whole or in part during the Term of this Lease, and such gives rise to liability (including, but not limited to, a response action, remedial action, or removal action) under any Environmental Law or common law theory, including but not limited to nuisance, strict liability, negligence and trespass, Tenant shall promptly take any and all action necessary to clean up the Premises and mitigate exposure to liability arising from the Hazardous Material, whether or not required by law.

     SECTION 32.4. EXACERBATION. If Tenant exacerbates a known Pre-Existing Condition (as a result of Tenant's investigative or remedial activities or otherwise) during the Lease Term, the provisions of this Article XXXII shall apply to such exacerbation of the Pre-Existing Condition as if it were an Environmental Condition, and Tenant shall perform Environmental Remediation as to such exacerbation. Tenant shall be responsible for all fines and penalties caused by Tenant or to the extent exacerbated by Tenant at any time during the Lease Term.

     SECTION 32.5. RIGHTS OF INSPECTION. Landlord and their respective agents and representatives shall have a right of entry and access to the Premises at any time in Landlord's discretion for the purposes of (i) inspecting the documentation relating to Hazardous Materials or environmental matters maintained by Tenant or occupant of the Premises; (ii) ascertaining the nature of the activities being conducted on the Premises and investigating whether Tenant is in compliance with its obligations under Article XXXII of this Lease; and (iii) determining the type, kind, and quantity of all products, materials, and substances brought onto the Premises, or made or produced thereon. Landlord and its agents and representatives shall have the right to take samples in quantities sufficient for analysis of all products, materials, and substances present on the Premises including, but not limited to, samples, products, materials, or substances brought onto or made or produced on the Premises by Tenant or occupant of the Premises or their respective agents, employees, contractors or invitees and shall also have the right to conduct other tests and studies as may be reasonably determined by Landlord to be appropriate in order to investigate whether Tenant is in compliance with its obligations under
Article XXXII. All information disclosed to Landlord subsequent to the date hereof may be disclosed to Landlord's consultants, mortgagees, prospective mortgagees or prospective purchasers for the Premises but otherwise shall be maintained on a confidential basis. Notwithstanding the foregoing, Landlord may disclose such information to any party as may be required by Environmental Laws, court order, on the Illinois Responsible Property Transfer Act, or any similar statute.

     SECTION 32.6. CONIES OF NOTICES. During the term of this Lease, Tenant and Landlord shall each provide the other promptly with copies of all summons, citations, directives, information inquiries or requests, notices of potential responsibility, notices of violation or deficiency, orders or decrees, Environmental Claims, complaints, investigations, judgments, letters, notices of environmental liens or response actions in progress, and other communications, written or oral, actual or threatened, received in the case of Tenant, by Tenant or occupant of the Premises, or in the case of Landlord, by Landlord, from the United States Environmental Protection Agency, Occupational Safety and Health Administration, Illinois Environmental Protection Agency, Illinois Office of the State Fire Marshall, Chicago Department of the Environment, or other federal, state, or local agency or authority, or any other entity or individual (including both governmental and non-governmental entities and individuals), concerning (a) any actual or alleged release of any Hazardous Material on, to, or from the Premises; (b) the imposition of any lien on the Premises relating to any Hazardous Material; (c) any actual or alleged violation of or responsibility under Environmental Laws; or (d) any actual or alleged liability under any theory of common law tort or toxic tort, including without limitation, negligence, trespass, nuisance, strict liability, or ultrahazardous activity.

     SECTION 32.7. TESTS AND REPORTS.

          A. Upon written request by Landlord, Tenant shall provide Landlord, at Tenant's expense, with (i) copies of all environmental reports and tests prepared or obtained by or for Tenant or occupant of the Premises; (ii) copies of transportation and disposal contracts (and related manifests, schedules, reports, and other information) entered into or obtained by Tenant with respect to any Hazardous Material; (iii) copies of any permits issued to Tenant under Environmental Laws with respect to the Premises;
     (iv) prior to filing, copies of any and all reports, notifications, and other filings to be made by Tenant or occupant of the Premises to any federal, state, or local environmental authorities or agencies, and after filing, copies of such filings; and (v) any other relevant documents and information with respect to environmental matters relating to the Premises. Tenant shall be obligated to provide such documentation only to the extent that the documentation is within Tenant's possession or control.

          B. In addition, if Landlord ever reasonably believes that Tenant has breached the terms of this Article XXXII, or if any Environmental Claim is made or threatened, or if a default shall have occurred under the Lease, or at Landlord's discretion, one (1) time per Lease Year. Landlord shall have the right, but not the duty, to enter upon the Premises and conduct an environmental assessment of the Premises, including but not limited to a visual site inspection, review of records pertaining to the site, and interviews of Tenant's representatives or others concerning the site use and history and other matters. The investigation may also include reasonable subsurface or other invasive investigation of the Premises, including but not limited to soil borings and sampling of site soil and ground or surface water for laboratory analysis, as may be recommended by the Landlord's consultant (discussed below) as part of its inspection of the Premises or based upon such other reasonable evidence of Environmental Conditions warranting such subsurface or other invasive investigation. Landlord shall have the right, but not the duty, to retain any independent professional consultant to conduct any such environmental assessment; provided, however, that Landlord agrees to limit, in the absence of an Environmental Claim or default under this Article XXXII, the number of such environmental assessments to one (1) per Lease Year for the Lease Term. Tenant will cooperate with the Landlord's consultant and will supply to the consultant, promptly upon request, any information reasonably requested by Landlord to facilitate the completion of the environmental assessment. Landlord and its designees are hereby granted access to the Premises at any time or times, upon reasonable notice (which may be written or oral) to perform such environmental assessment. In exercising its right, Landlord shall use its reasonable efforts to minimize disruption of operations at the Premises. Any costs associated with performance of the environmental assessment, including but not limited to the consultant fees and restoration of any property damaged by such environmental assessment, shall be paid by Landlord unless such investigation discloses an Environmental Condition, in which case Tenant shall pay such costs.

          C. Tenant shall pay reasonable costs incurred by Landlord (including consultants' fees, costs and expenses) to review and comment on all reports and other documentation and information required by Sections 32.5 and 32.6, and to monitor the performance of any Environmental Remediation performed by Tenant.

     SECTION 32.8. INDEMNIFICATION. Tenant shall reimburse, defend with counsel chosen by Landlord, indemnify, and hold Landlord and any other Indemnified Party free and harmless from and against any and all Environmental Claims, response costs, losses, liabilities, damages, costs, and expenses, including without limitation loss of rental income, loss due to business interruption, and reasonable attorneys' and consultants' fees, costs and expenses arising out of or in any way connected with any or all of the following:

          A. any Hazardous Material (other than a Pre-Existing Condition) which, at any time during the Term, is or was actually or allegedly generated, stored, treated, released, disposed of, or otherwise located on or at the Premises as a result of the act or omission of Tenant or any member of the Tenant Group (regardless of the location at which such Hazardous Material is now or may in the future be located or disposed of), including, but not limited to any and all (i) liabilities under any common law theory of tort, nuisance, strict liability, ultrahazardous activity, negligence, or otherwise based upon, resulting from or in connection with any Hazardous Material; (ii) obligations to take response, cleanup, or corrective action pursuant to any Environmental Laws; and (iii) the costs and expenses of investigation or remediation in connection with the decontamination, removal, transportation, incineration, or disposal of any of the foregoing; and

          B. any actual or alleged illness, disability, injury, or death of any person, in any manner arising out of or allegedly arising out of exposure to any Hazardous Material or other substances or conditions present at the Premises as a result of the act or omission of Tenant or any member of the Tenant Group (including, but not limited to, ownership, operation, and disposal of any equipment which generates, creates, or uses electromagnetic files, x-rays, other forms of radiation and radioactive materials), regardless of when any such illness, disability, injury, or death shall have occurred or been incurred or manifested itself; and

          C. any actual or alleged failure of Tenant or any member of the Tenant Group at any time and from time to time to comply with all applicable Environmental Laws or any permit issued thereunder;

          D. any failure by Tenant to comply with any obligation under this
     Article XXXII relating to an Environmental Condition for which Tenant is Remediating Party;

          E. Tenant's failure to provide any information, make any submission, and take any step required by any relevant governmental authorities;

          F. the imposition of any lien for damages caused by, or the recovery of any costs for, the remediation or cleanup of any Hazardous Material as a result of events that took place during the Term of this Lease as a result of the act or omission of Tenant or any member of the Tenant Group;

          G. costs of removal of any and all Hazardous Materials from all or any portion of the Premises, which Hazardous Materials came to be present at the Premises during the Term of this Lease as a result of the act or omission of Tenant or any member of the Tenant Group;

          H. costs incurred to comply, in connection with all or any portion of the Premises, with all governmental requirements with respect to any Hazardous Material on, in, under or affecting the Premises, which Hazardous Material came to be present at the Premises during the Term of this Lease as a result of the act or omission of Tenant or any member of the Tenant Group;

          I. any spills, charges, leaks, escapes, releases, dumping, transportation, storage, treatment, or disposal of any Hazardous Material which occur during the Term of this Lease, but only to the extent that such Hazardous Material originated from or were or are located on the Premises.

     In the event Environmental Claims or other assertion of liability shall be made against any Indemnified Party for which the Indemnified Party is entitled to indemnity hereunder, the procedure set forth in Section 24.1 shall apply. The obligations of Tenant under this Section 32.8 shall survive any termination or expiration of this Lease.

     SECTION 32.9. TENANT ACKNOWLEDGMENTS WITH RESPECT TO ENVIRONMENTAL MATTERS. Tenant acknowledges that the Premises are being leased in their present "as is" condition. Tenant further acknowledges that Landlord has made no representation whatsoever regarding any Hazardous Material on or about the Premises.

     SECTION 32.10. NO LIABILITY OF LANDLORD.

          A. Landlord shall not have any liability to Tenant or any of its employees, agents, shareholders, officers or directors, or any other persons as a result of any Hazardous Material now or hereafter located on the Premises.

          B. Tenant hereby waives and releases Landlord from all Environmental Claims arising from or relating to Pre-Existing Conditions.

                                 ARTICLE XXXIII
                                SECURITY DEPOSIT

     SECTION 33.1. SECURITY DEPOSIT. Tenant agrees to deposit with Landlord, upon the execution of this Lease, the Security Deposit as security for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease. If Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease including, but not limited to, payment of all rental and other sums required to be paid by Tenant hereunder, Landlord may use, apply or retain the whole or any part of the security so deposited for the payment of such rent in default, for any sum which Landlord may expend or be required to expend by reason of Tenant's default including, without limitation, any damages or deficiency in the reletting of the Premises, whether such damages or deficiency shall have accrued before or after re-entry by Landlord. If any of the security deposit shall be so used, applied or retained by Landlord at any time or from time to time, Tenant shall promptly, in each such instance, on written demand therefor by Landlord, pay to Landlord such additional sums as may be necessary to restore the security deposit to the original amount set forth in the first sentence of this section. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease, the security deposit, or the balance thereof, shall be returned to Tenant after the following: (a) the time fixed as the expiration of the Term of this Lease; (b) the removal of Tenant from the Premises; (c) the surrender of the Premises by Tenant to Landlord in accordance with this Lease; and (d) final determination of all amounts payable by Tenant hereunder and payment of same. Except as otherwise required by law, Tenant shall not be entitled to any interest on the aforesaid security deposit. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security deposit or the remaining balance thereof, Landlord may return the security deposit to the original Tenant, regardless of one or more assignments of this Lease.

     SECTION 33.2. FIXTURE REMOVAL DEPOSIT. Tenant agrees to deposit with Landlord, no later than fifteen (15) days after Landlord's approval has been granted for any Alterations or Improvements to be made by Tenant, an amount equal to the sum of:

          A. with respect to Alterations or Improvements made to the Building in excess of the first $150,000.00 of Improvements or Alterations, the lesser of (i) Landlord's reasonable determination of the cost to remove Tenant's Equipment and any Alterations or Improvements, or (ii) an amount equal to 25% of the actual cost of any Alterations or Improvements made by Tenant in excess of the first $150,000.00 ("Removal Deposit"); plus

          B. With respect to Alterations or Improvements made to the land surrounding the Building, Landlord's reasonable determination of the cost to remove Tenant's Equipment and any Alterations or Improvements.

     If Tenant fails to remove Tenant's Equipment and surrender the Premises to Landlord at the expiration or termination of the Term in the manner and the condition set forth in this Lease,

Landlord may use, apply or retain the whole or any part of the Removal Deposit for the payment of any sum which Landlord may expend or be required to expend by reason of Tenant's failure to remove Tenant's Equipment and any Alterations or Improvements and surrender the Premises to Landlord at the expiration or termination of the Term in the manner and the condition set forth in this Lease. If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease with respect to the removal of Tenant's Equipment and any Alterations or Improvements made by Tenant and surrender of the Premises, then the Removal Deposit, or the balance thereof, shall be returned to Tenant after the following: (a) the time fixed as the expiration of the Term of this Lease; (b) the removal of Tenant, Tenant's Equipment and any Alterations or Improvements made by Tenant from the Premises; and (c) the surrender of the Premises by Tenant to Landlord in accordance with this Lease. Except as otherwise required by law, Tenant shall not be entitled to any interest on the aforesaid Removal Deposit. In the absence of evidence satisfactory to Landlord of an assignment of the right to receive the Removal Deposit or the remaining balance thereof, Landlord may return the Removal Deposit to the original Tenant, regardless of one or more assignments of this Lease.

     SECTION 33.3. LETTER OF CREDIT. At Tenant's election, in lieu of paying the Security Deposit or the Removal Deposit in cash, Tenant may, on or before the date on which the Security Deposit or Removal Deposit is due, deliver to Landlord an irrevocable, unconditional letter of credit running in favor of Landlord's beneficiary issued by a bank satisfactory to Landlord in the amount of the Security Deposit or Removal Deposit, as applicable. The letter of credit shall be irrevocable for one (1) year and shall provide that it is automatically renewable for one (1) year periods ending not earlier than sixty (60) days after the expiration of the Term without any action whatsoever on the part of Landlord; provided that the issuing bank shall have the right not to renew said letter of credit on written notice to Landlord not less than sixty (60) days prior to the expiration of the then current term thereof (it being understood, however, that the privilege of the issuing bank not to renew said letter of credit shall not, in any event, diminish the obligation of Tenant to maintain such irrevocable letter of credit with Landlord through the date which is sixty
(60) days after the date of such notice). In the event the issuing bank elects not to renew the letter of credit, Tenant shall either provide Landlord with a substitute letter of credit which meets all of the criteria contained herein or deposit the amount of the Security Deposit with Landlord in cash.

     The form and terms of the letter of credit shall be acceptable to Landlord in all respects and shall provide, among other things, in effect that:

               (a) Landlord, its beneficiary, or its then managing agent shall have the right to draw down an amount up to the face amount of the letter of credit upon the presentation to the issuing bank of a sight draft only.

               (b) The letter of credit will be honored by the issuing bank without inquiry as to the accuracy thereof and regardless of whether the Tenant disputes the content of such statement.

               (c) In the event of a transfer of Landlord's interest in the Premises, Landlord shall have the right to transfer the letter of credit to the transferee and thereupon the Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of said letter of credit to a new Landlord.

     If, as a result of any draw on the letter of credit the Security Deposit evidenced by the letter of credit shall be reduced, Tenant shall, within ten
(10) days thereafter, provide Landlord with additional letter(s) of credit in the form required hereunder in an amount equal to the deficiency so that the letter(s) of credit shall be in the aggregate amount of the Security Deposit.

     Without limiting the generality of the foregoing, if the letter of credit expires earlier than sixty (60) days after the expiration of the Term of this Lease, or the issuing bank notifies Landlord that it shall not renew the letter of credit, Landlord will accept a renewal thereof or substitute letter of credit (such renewal or substitute letter of credit to be in effect not later than thirty (30) days prior to the expiration of the original letter of credit), irrevocable and automatically renewable as above provided to sixty (60) days after the end of the Term of this Lease upon the same terms as the expiring letter of credit or such other terms as may be acceptable to Landlord. However,
(i) if the letter of credit is not timely renewed or a substitute letter of credit is not timely received, (ii) or if Tenant fails to maintain the letter of credit in the amount and terms set forth in this Article XXXIII, Tenant, at least thirty (30) days prior to the expiration of the letter of credit, or immediately upon its failure to comply with each and every term of this Article XXXIII must deposit with Landlord cash or a substitute letter of credit from a bank as financial institution acceptable to Landlord in the amount of the Security Deposit or Removal Deposit, as applicable, required by this Lease. The cash or letter of credit shall to be held subject to and in accordance with, all of the terms and conditions set forth in Section 33.1 and 33.2 hereof, as applicable, or this Section 33.3. In the event Tenant does not deposit with Landlord cash or the substitute letter of credit, the Landlord, its beneficiary or managing agent may present such letter of credit to the issuing bank, in accordance with the terms of this Article XXXIII and the entire sum secured thereby shall be paid to Landlord, to be held by Landlord as provided in Section
33.1 or 33.2, as applicable.

                                 ARTICLE XXXIV
                                 MISCELLANEOUS

     SECTION 34.1. CAPTIONS. The captions of this Lease are for convenience only and are not to be construed as part of this Lease and shall not be construed as defining or limiting in any way the scope or intent of the provisions hereof.

     SECTION 34.2. SEVERABILITY. If any covenant, agreement or condition of this Lease or the application thereof to any person, firm or corporation or to any circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms or corporations or to circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each covenant, agreement or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     SECTION 34.3. APPLICABLE LAW. This Lease shall be construed and enforced in accordance with the laws of the state where the Premises are located.

     SECTION 34.4. AMENDMENTS IN WRITING. None of the covenants, terms or conditions of this Lease, to be kept and performed by either party, shall in any manner be altered, waived, modified, changed or abandoned, except by a written instrument, duly signed, acknowledged and delivered by the other party.

     SECTION 34.5. RELATIONSHIP OF PARTIES. Nothing contained herein shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership, or of joint venture by the parties hereto, it being understood and agreed that no provision contained in this Lease nor any acts of the parties hereto shall be deemed to create any relationship other than the relationship of Landlord and Tenant.

     SECTION 34.6. BROKERAGE. Tenant warrants that it has no dealings with any real estate broker or agent in connection with this lease other than Landlord's Broker and Tenant's Broker, and Tenant covenants to pay, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any other broker or other agent with respect to this Lease or the negotiation thereof arising out of any acts of Tenant.

     SECTION 34.7. NO ACCORD AND SATISFACTION. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent herein stipulated and additional rent shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy in this Lease provided.

     SECTION 34.8. JOINT EFFORT. The preparation of this Lease has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

     SECTION 34.9. WAIVER OF JURY TRIAL. Tenant hereby waives a jury trial in action brought by Landlord with respect to the nonpayment of any sums due hereunder. If Landlord commences any proceeding for nonpayment of rent or any other sum due to be paid by Tenant under this Lease, Tenant hereby agrees that Tenant will not impose any noncompulsory counterclaim of any nature or description in any such proceeding, provided however, such agreement of Tenant shall not be construed as a waiver of the right of Tenant to assert such claim in a separate action or actions brought by Tenant.

     SECTION 34.10. TIME. Time is of the essence of this Lease, and all provisions herein relating thereto shall be strictly construed.

     SECTION 34.11. CONSENT. The granting of any consent under this Lease by Landlord or Tenant, or either party's failure to object to any action taken by the other party without the consent required under this Lease, shall not be deemed a waiver by either party of its rights to require such consent for any further similar act by the other party. No waiver by either party of any other breach of the covenants of this Lease shall be construed, taken or held to be a waiver of any other breach or to be a waiver, acquiescence in or consent to any further or succeeding breach of the same covenant. Neither party's covenants under this Lease, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by both parties.

     SECTION 34.12. NO PARTNERSHIP. Landlord is not, and shall not be deemed to be, in any way or for any purpose, the partner, employer, principal, master or agent of or with Tenant.

     SECTION 34.13. LANDLORD'S LIABILITY. Notwithstanding anything to the contrary herein contained, there shall be absolutely no personal liability asserted or enforceable against Landlord or on any persons, firms or entities who constitute Landlord with respect to any of the terms, covenants, conditions and provisions of this Lease, and Tenant shall, subject to the rights of any mortgagee, look solely to the interest of Landlord, its successors and assigns in the Premises for the satisfaction of each and every remedy of Tenant in the event of default by Landlord hereunder, such exculpation of personal liability is absolute and without any exception whatsoever. If the entity constituting Landlord is a partnership, Tenant agrees that the deficit capital account of any such partner shall not be deemed an asset or property of said partnership. Notwithstanding anything in this Lease to the contrary, with respect to any provision of this Lease which requires Landlord's consent or approval, Tenant shall not be entitled to make, nor shall Tenant make, any claim for (and Tenant hereby waives any claim for) money damages as a result of any claim by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval, but Tenant's sole remedy shall be an action or proceeding to enforce such provision, or for specific performance, injunction or declaratory judgment.

     SECTION 34.14. LANDLORD RIGHTS. This Lease does not grant any rights to light or air over or about the Premises. Landlord specifically excepts and reserves to itself the use of any roofs, the exterior and structural components of the Building, all rights to the land and improvements below the improved floor level of the Building, to the improvements and air rights above the Building and to the improvements and air rights located outside the demising walls of the building and to such areas within the Building required for installation of utility lines and other installations and to such portions of the Premises necessary to access, maintain and repair same, and no rights with respect thereto are conferred upon Tenant.

     SECTION 34.15. ENTIRE AGREEMENT. It is understood and agreed that all understandings and agreements heretofore had between the parties hereto are merged in this Lease, the exhibits annexed hereto and the instruments and documents referred to herein, which alone fully and completely express their agreements, and that no party hereto is relying upon any statement or representation, not embodied in this Agreement, made by the other. Each party expressly acknowledges that, except as expressly provided in this Agreement, the other party and the agents and representatives of the other party have not made, and the other party is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the transactions contemplated hereby.

     SECTION 34.16. TENANT AUTHORITY. Simultaneously with the execution and delivery of this Lease by Tenant, Tenant shall deliver to Landlord:

          A. Certified resolutions of its board of directors of Tenant executing this Lease on behalf of Tenant authorizing the execution and delivery of this Lease.

          B. A certificate of incumbency executed by the secretary of any corporate partner of Tenant executing this Lease on behalf of Tenant identifying by name, office and facsimile signature the officers of Tenant.

          C. A current certificate of good standing issued by the Secretary of State of the state of incorporation of Tenant and the State of Illinois.

                                  ARTICLE XXXV
                                 RENEWAL OPTIONS

     SECTION 35.1. RENEWAL OPTION(S). Tenant shall have the option ("Renewal Option") to renew the Initial Term for all of the Premises as of the expiration date of the Initial Term, for two (2) additional periods of five (5) years each (each of said renewals is a "Renewal Term") upon the following terms and conditions:

          A. Tenant gives Landlord written notice of its exercise of the Renewal Option at least twelve (12) months prior to the expiration of the Initial Term or the expiration of the first Renewal Term, as applicable.

          B. Tenant is not in default under this Lease either on the date Tenant delivers the notice required under subparagraph A. above or at any time thereafter prior to the commencement of the Renewal Term so exercised.

          C. All of the terms and provisions of this Lease (except this Article
     XXXV) shall be applicable to the Renewal Term, except that Base Rent for the Renewal Terms shall be determined in accordance with the following schedule:

        ----------------------------------------------------------------------
                            PERIOD             Annual           Monthly
                                             Base Rent         Base Rent
         ----------------------------------------------------------------------
        FIRST RENEWAL TERM
        ----------------------------------------------------------------------
        August 1, 2006-July 31, 2007          $325,503.43         $27,125.29
         ----------------------------------------------------------------------
        August 1, 2007-July 31, 2008          $335,268.53         $27,939.04
        ----------------------------------------------------------------------
        August 1, 2008-July 31, 2009          $345,326.59         $28,777.22
        ----------------------------------------------------------------------
        August 1, 2009-July 31, 2010          $355,686.39         $29,640.53
        ----------------------------------------------------------------------
        August 1, 2010-July 31, 2011          $366,356.98         $30,529.75
        ----------------------------------------------------------------------
        SECOND RENEWAL TERM
        ----------------------------------------------------------------------
        August 1, 2011-July 31, 2012          $377,347.69         $31,445.64
        ----------------------------------------------------------------------
        August 1, 2012-July 31, 2013          $388,668.12         $32,389.01
        ----------------------------------------------------------------------

        August 1, 2013-July 31, 2014          $400,328.16         $33,360.68
        ----------------------------------------------------------------------
        August 1, 2014-July 31, 2015          $412,338.01         $34,361.50
        ----------------------------------------------------------------------
        August 1, 2015-July 31, 2106          $424,708.15         $35,392.35
        ----------------------------------------------------------------------

     SECTION 35.2. "AS IS" CONDITION. Tenant agrees to accept the Premises to be covered by this Lease during each Renewal Term in an "as is" physical condition and Tenant shall not be entitled to receive any allowance, credit, concession or payment from Landlord for the improvement thereof.

     SECTION 35.3. AMENDMENT. In the event that Tenant exercises either Renewal Option, then Landlord and Tenant shall mutually execute and deliver an amendment to this Lease reflecting the renewal of the Term on the terms herein provided, which amendment shall be executed and delivered promptly after the determination of Rent to be applicable to the Renewal Term as hereinabove provided.

     SECTION 35.4. TERMINATION. The Renewal Options herein granted shall automatically terminate upon the earliest to occur of (i) the expiration or termination of this Lease, (ii) the termination of Tenant's right to possession of the Premises, or (iii) the failure of Tenant to timely or properly exercise the Renewal Option pursuant to the terms of Section 35.1. The second Renewal Option for the period consisting of July 1, 2011 through June 30, 2106 shall automatically terminate upon any assignment or subletting by Tenant other than a Permitted Sublease.

     SECTION 35.5. NO COMMISSIONS. Landlord and Tenant acknowledge and agree that no real estate brokerage commission or finder's fee shall be payable by Landlord in connection with any exercise by Tenant of the Renewal Option herein contained.

                                 ARTICLE XXXVI
                              TENANT IMPROVEMENTS

     SECTION 36.1. TENANT IMPROVEMENTS. Landlord acknowledges that Tenant desires to make certain improvements and alterations to the Premises ("Improvements"). The Improvements shall (i) be of the same character as the existing improvements in the Premises; (i) be non-structural in nature except for vents in the roof necessary for the operation of Tenant's business provided the same do not materially impair the structural integrity of the roof; (iii) not require openings on the roof (except as set forth in (i) above)or exterior walls of the Building; (iv) not affect any building system; (v) be completed within six (6) months after the date hereof; (vi) be capital in nature, and
(vii) be otherwise acceptable to Landlord in its reasonable discretion. The Improvements shall be constructed in a good and workmanlike manner and only new and good grades of material shall be used. All work performed by or on behalf of Tenant with respect to the Improvements shall comply with all applicable insurance requirements, all laws, statutes, ordinances and regulations of the City of Romeoville, the State of Illinois and the United States of America. Tenant, at its sole cost and expense, shall file all necessary plans with the appropriate governmental authorities having jurisdiction over the construction of the Improvements.

     SECTION 36.2. APPROVAL. Tenant shall, at Tenant's sole cost and expense (subject to Landlord's Contribution), cause to be prepared and submitted to Landlord plans and specifications for the Improvements ("Tenant's Plans"). Tenant shall not commence actual construction of the Improvements until Tenant has obtained Landlord's prior approval to Tenant's Plans and Tenant has obtained and appropriate building permits and construction contracts. Landlord agrees to review and either approve or disapprove (and noting with such disapproval the specific items not approved and the reasons therefor) Tenant's Plans within ten
(10) business days of Landlord's receipt of a complete set of Tenant's Plans. In the event Tenant's Plans are disapproved, Tenant shall revise and resubmit Tenant's Plans and Landlord shall review the same and notify Tenant of its approval or disapproval within ten (10) business days thereafter in the same manner as required for the initial submittal. In the event Landlord fails to approve or disapprove such Plans within such ten (10) day period, the Plans shall be deemed approved. Landlord's approval of the Plans shall not be unreasonably withheld.

     SECTION 36.3. TENANT CONTRACTORS. Tenant is hereby granted the right to utilize contractors of Tenant's own choice ("Tenant's Contractors") for the construction of the Improvements subject to Landlord's reasonable approval, which approval shall not be unreasonably withheld or delayed. Tenant shall permit Landlord to observe all construction operations performed by Tenant's Contractors. No silence or statement by Landlord's supervisor shall be deemed or construed as an assumption by said supervisor or Landlord of any responsibility for or in relation to the construction of the Improvements or any guarantee that the Improvements comply with laws or with Tenant's Plans, or are suitable or acceptable to Tenant for Tenant's intended purposes.

     Tenant shall at all times keep the demised premises and adjacent areas free from accumulations of waste materials or rubbish caused by its suppliers, contractors or workmen. Landlord reserves the right to do clean-up at the expense of Tenant if Tenant fails to comply with Landlord's reasonable cleanup requirements. At the completion of construction of the Improvements, Tenant's Contractors shall forthwith remove all rubbish and all tools, equipment and surplus materials from and about the demised premises and Building. Any damage caused by Tenant's Contractors to any portion of the Building or to any property of Landlord shall be repaired forthwith by Tenant at its expense to its condition prior to such damage.

     Tenant and Tenant's Contractors shall assume responsibility for the prevention of accidents and shall take all reasonable safety precautions with respect to the construction of the Improvements and shall comply with all reasonable and customary safety measures initiated by Landlord and with all applicable laws, ordinances, rules, regulations and orders including those of any public authority for the safety of persons or property to the extent applicable to Tenant's Work. Tenant shall advise Tenant's Contractors to report to Landlord any injury to any of its agents or employees and shall furnish Landlord a copy of the accident report filed with its insurance earner within three (3) days of its occurrence.

     SECTION 36.4. LANDLORD'S CONTRIBUTION. Provided no default exists under the Lease, Landlord shall pay as Landlord's contribution for the costs of construction of the Improvements

(including hard and soft costs) a sum equal to the lesser of (i) the actual cost of the Improvements (including hard and soft costs), or (ii) ONE HUNDRED FIFTY THOUSAND AND NO/100 ($150,000.00) DOLLARS ("Landlord's Contribution"). The cost of all work necessary to construct the Improvements (including, but not limited to, all labor, material, permits) and to pay architectural fees, permit fees and engineering fees) in excess of Landlord's Contribution shall be the responsibility of Tenant. Landlord's Contribution shall be paid in monthly installments by the Landlord to Tenant's Contractors as the work progresses within ten (10) days of Tenant's presentation of reasonable documentation evidencing (i) the amounts due to Tenant's Contractors, including presentation of a contractor's statement and partial and final lien waivers, as the case may be, covering all work for which the Tenant is requesting payment; (ii) the percentage of the work completed; (iii) a sworn statement from Tenant setting forth in detail all contractors and material suppliers with whom Tenant has contracted, their addresses, work or materials to be furnished, amounts of contracts, amounts paid to date, amounts of current payments and balances due; and (iv) a certification by the architect who prepared Tenant's Plans that the Improvements for which payment is requested have been completed and materials are in place as indicated by the request for payment and that all work which has progressed to date conforms to Tenant's Plans.

     Tenant shall be responsible for obtaining and submitting to Landlord all documentation reasonably required by the Landlord in relation to draw requests made by Tenant. Tenant's draw amounts shall never exceed, in the aggregate, the lesser of: (i) the remaining unpaid amount of Landlord's Contribution, or (ii) that amount equal to ninety percent (90%) of the cost of the Improvements then completed. The ten percent (10%) of the cost of Improvements not disbursed shall be disbursed to Tenant with the final payment for the Improvements. Landlord reserves the right to disburse any fiends pursuant to an escrow with Chicago Title Insurance Company and Tenant shall pay all costs associated therewith. .

     The final payment of Landlord's Contribution shall not be made until the architect or contractor who prepared the Tenant's Plans shall have certified to Landlord and Tenant that the Improvements are substantially complete in accordance with the Tenant's Plans, any applicable certificate of occupancy or other governmental license or permit has been issued, all final waivers of lien have been deposited with Landlord and there are no liens of public record resulting from the Improvements.

     SECTION 36.5. CEILING TILE ALLOWANCE. Provided no default exists under the Lease, Landlord shall pay as Landlord's contribution for the costs of repair or replacement of damaged ceiling tiles in the Premises a sum equal to the lesser of (i) the actual cost of the repair or replacement of damaged ceiling tiles, or
(ii) $5,000.00 ("Ceiling Tile Contribution"). The Ceiling Tile Contribution shall be paid in a single installment by Landlord to Tenant within ten (10) days of Tenant's request for payment and presentation of reasonable documentation evidencing the amounts paid by Tenant to repair or replace damaged ceiling tiles provided Tenant has requested payment of the Ceiling Tile Contribution prior to December 31, 2000.

                                 ARTICLE XXXVII
                        RIGHT OF FIRST OFFER TO PURCHASE

     SECTION 37.1. RIGHT OF FIRST OFFER TO PURCHASE. Landlord agrees that if, at any time during the Initial Term of this Lease, Landlord decides to offer the Premises for sale and provided no Event of Default exists under the terms of this Lease, Landlord shall first offer the Premises to Tenant on the following terms and conditions:

          (a) The right granted to Tenant hereunder shall not be effective if Landlord determines to create a joint venture or partnership and to which joint venture or partnership Landlord sells or contributes the Premises. Furthermore, Tenant shall have no rights hereunder if Landlord obtains a bona fide first mortgage from an institutional lender not related to or affiliated with Landlord which mortgage is a so-called "Participating Mortgage" under which the lender has a right to participate in the profits or cash flow or both of the Premises of if the Premises is sold in a transaction involving the simultaneous lease back of the Premises by Landlord or if the Premises are sold in connection with a foreclosure of any mortgage.

          (b) If Landlord decides to offer the Premises for sale, Landlord shall submit such offer to Tenant and Tenant shall have the right, within fifteen
     (15) days after receipt of the offer, to elect to purchase the Premises on the same terms and conditions as set forth in the offer and the terms and conditions of Sections 38.4 through 38.13 below shall be deemed to apply to such purchase, and except that any due diligence period or similar contingency shall not be a condition of any agreement between Landlord and Tenant. If Tenant does not give Landlord notice in writing within said fifteen (15) day period that Tenant intends to exercise its rights hereunder, then Landlord shall be free to sell the Premises on the terms and conditions set forth in the offer submitted to Tenant and in such event
     (i) Tenant's rights hereunder shall terminate, and (ii) within fifteen (15) days after the request of Landlord, Tenant shall acknowledge in writing that it has not exercised its right of first offer; provided, however, that in the event such sale to a third party on the terms and conditions set forth in the offer submitted to Tenant shall not close, then Tenant's rights hereunder shall be reinstated as to subsequent bona fide offers.

                                ARTICLE XXXVIII
                               OPTION TO PURCHASE

     SECTION 38.1. OPTION. Provided that (a) Tenant has not either assigned this Lease or sublet the Premises other than for a Permitted Sublease, and (b) no Event of Default under the terms of this Lease then exists, then Tenant is granted an option (hereinafter referred to as the "Purchase Option") to purchase the Premises on and after the Commencement Date and on or before July 1, 2002.

     SECTION 38.2. CONDITIONS. The Purchase Option shall be exercisable only prior to July 1, 2002. If the Purchase Option is not duly exercised within the period allowed hereunder or does not include the earnest money deposit referred to below, the Purchase Option shall automatically terminate and be of no further force and effect. The Purchase Option shall be exercised by Tenant by written notice signed by Tenant and received by Landlord on or before

July 1, 2002. The date of Tenant's election shall be the date that Landlord receives the notice of election. The closing date for the purchase and sale of the Premises shall be on the date which is either (i) ninety (90) days after the date of Tenant's election provided the date of Tenant's election is no later than July 1, 2002, or (ii) on a date selected by Landlord provided the same is no later than nine (9) months after the date of Tenant's election. The notice of exercise to be effective shall be accompanied by a cashier's or certified check in the sum of ONE HUNDRED THOUSAND AND NO/00 DOLLARS ($100,000.00), which sum shall be earnest money and shall be applied toward the Purchase Price at the Closing, as such terms are hereinafter defined; such sum shall be placed in an interest bearing account with interest accruing until Closing for Tenant's benefit. In the event that after exercising the Purchase Option Tenant fails to consummate the purchase of the Premises on the date of the Closing for any reason other than as a result of Landlord's failure to deliver title to the Premises as required hereunder, the earnest money deposit plus accrued interest shall be forfeited to Landlord as liquidated damages for the breach of this provision of the Lease. At all times after the exercise of the Purchase Option and prior to the actual Closing or if the Closing does not occur due to a default by Tenant, this Lease shall remain in full force and effect and all of the obligations of Tenant, including, but not limited to, the obligation to pay Rent shall continue.

     SECTION 38.3. PURCHASE PRICE. The total Purchase Price for the Premises shall be an amount equal $3,870,000.00 provided Landlord has not made any additional improvements to or expansion of the Premises. In the event Landlord has made any additional improvements or expansion of the Premises, Landlord shall within fifteen (15) days after receipt of Tenant's notice exercising its option to purchase, provide Tenant with a revised purchase price for the Premises. Tenant shall have a period of fifteen (15) days after receipt of Landlord's notice in which to accept or reject Landlord's revised purchase price and Tenant's failure to respond within said fifteen (15) day period shall be deemed to be Tenant's acceptance of the revised purchase price. In the event Tenant rejects the revised purchase price, Tenant's exercise of its option to purchase shall be deemed withdrawn and this Lease shall continue in full force and effect.

     The balance of the Purchase Price, plus or minus prorations, shall be paid by wire transfer at Closing.

     SECTION 38.4. PERMITTED EXCEPTIONS. Landlord agrees to convey, or cause to be conveyed, to Tenant, or Tenant's nominee, title to the Premises by a recordable, stamped special warranty deed, subject only to: (a) general real estate taxes and special assessments; (b) acts of Tenant and those parties acting through or for Tenant; (c) the matters set forth on Exhibit "D" attached hereto and by this reference made a part hereof; and (d) this Lease.

Section 38.5. Closing. The consummation of the transaction herein described (herein referred to as the "Closing") shall be at 10:00 a.m. on the date set forth above at the offices of Chicago Title and Trust Company in Chicago, Illinois in accordance with standard Deed and Money Escrow. If the date for Closing or performance of an obligation under this Article XXXVIII falls on a Saturday, Sunday or holiday, then the date shall be deferred until the first
(1st) business day prior thereto.

     SECTION 38.6. POSSESSION. Landlord shall deliver and Tenant agrees to accept possession of the Premises on the day of the Closing.

     SECTION 38.7. TITLE. Landlord shall deliver, or cause to be delivered, to Tenant or Tenant's nominee, within thirty (30) days after Landlord's receipt of the exercise notice, a current title commitment from Chicago Title Insurance Company or such other title company chosen by Landlord for an ALTA (1992) Form Owner's Title Insurance Policy in the amount of the Purchase Price. At the Closing, Landlord shall cause to be issued to Tenant or Tenant's nominee an ALTA
(1992) Form Owner's Title Insurance Policy with extended coverage in the amount of the applicable Purchase Price hereof covering title to the Premises on the date thereof. The aforesaid commitment and policy shall be subject only to the title exceptions set forth in Section 38.4 hereof. The commitment may also be subject to title exceptions pertaining to liens or encumbrances of a definite or ascertainable amount which may be removed by the payment of money at the Closing and which Landlord will so remove at that time by using the funds to be paid to Landlord hereunder (all of which are herein referred to as the "Permitted Exceptions"). The title policy shall be conclusive evidence of good title as therein shown as to all matters insured by the policy subject to the exceptions therein stated.

     SECTION 38.8. TITLE CLEARANCE. If the title commitment discloses unpermitted exceptions, Landlord shall have thirty (30) days from the date of delivery thereof to have the exceptions removed from the commitment or to have the title insurer commit to insure against loss or damage that may be occasioned by such exceptions provided such alternative insurance is acceptable to Tenant's Lender. If Landlord fails to have the exceptions removed, or in the alternative, to obtain the commitment for title insurance specified above as to such exceptions within the specified time, Tenant may terminate the Purchase Option or may elect, upon notice to Landlord within ten (10) days after the expiration of the thirty (30)-day period, to take title as it then is with the right to deduct from the Purchase Price liens or encumbrances of a definite or ascertainable amount. If Tenant does not so elect, the Purchase Option shall become null and void without further actions or liability of the parties and the earnest money deposited by Tenant pursuant to the terms hereof shall be returned to Tenant, together with all interest earned thereon, but this Lease shall remain in full force and effect and all of the covenants, agreements and obligations of Tenant hereunder shall continue.

     SECTION 38.9. TRANSFER TAXES. Landlord shall pay the amount of any stamp or transfer tax imposed by law by the State of Illinois and the County of Will on the transfer of title, and shall furnish completed Real Estate Transfer Declarations signed by Landlord or Landlord's agent in the forms required pursuant to the Real Estate Transfer Tax Acts of the State of Illinois and the County of Will. The Tenant shall pay the amount of the local transfer taxes, if any. All tax and other deposits held by Landlord hereunder shall be returned to Tenant at closing.

     SECTION 38.10. UNIFORM VENDOR RISK ACT. The provisions of the Uniform Vendor and Tenant Risk Act of the State of Illinois shall not be applicable to the Purchase Option.

     SECTION 38.11. TIME. Time is of the essence with respect to the Purchase Option.

     SECTION 38.12. TERMINATION. The Purchase Option herein granted shall automatically terminate upon the earliest to occur of (i) July 1, 2002 if the Purchase Option has not been exercised; (ii) the termination of Tenant's right to possession of the Premises; (iii) the termination of the Term; (iv) the assignment of this Lease or the subletting of the Premises other than for a Permitted Sublease; or (v) the failure of Tenant to timely or properly exercise the Purchase Option.

     SECTION 38.13. LIKE-KIND EXCHANGE. Tenant agrees to cooperate with Landlord if Landlord notifies Tenant that it desires to complete a like-kind exchange under Section 1031 of the Internal Revenue Code. Tenant agrees to execute any documents requested by Landlord, provided Tenant incurs no additional liabilities in connection therewith. In the event that Landlord elects to engage in such like-kind exchange, the rights of Landlord and the obligations of Tenant under this Article may, at Landlord's option, be assigned to a qualified intermediary and one or more exchange trusts in order to consummate same.

                                 ARTICLE XXXIX
                            EXPANSION OF IMPROVEMENTS

     SECTION 39.1. OPTION TO EXPAND. Upon written request from Tenant, and upon satisfaction of the conditions hereinafter set forth, Landlord agrees, subject to and to the extent permitted under applicable laws and ordinances, to construct an addition to the Improvements ("Addition"), which Addition shall, in Landlord's determination, be architecturally compatible with the existing improvements on the Premises and which Addition shall be constructed so that all of the Improvements, including the Addition, will not constitute a single purpose building. Landlord's obligation to construct the Addition shall be subject to satisfaction of the following conditions:

          (a) No Event of Default shall exist at the time of Tenant's request for the Addition and thereafter and no event shall have occurred during such time which would, with the passage of time or the giving of notice, or both, constitute such an Event of Default; and

          (b) this Lease shall not have been terminated; and

          (c) the Tenant has not sublet any portion of the Premises (other than the Permitted Subleases) and has not assigned any rights hereunder other than an Approved Transfer; and

          (d) Tenant's written request shall be received by Landlord on or before July 1, 2004; and

          (e) Tenant, at its sole cost and expense, shall furnish to Landlord full and complete plans and specifications for the Addition (hereinafter referred to as the "Plans") prepared by an architect licensed in Illinois who is reasonably acceptable to Landlord, which Plans shall be sufficiently detailed so as to enable Landlord to obtain all necessary building permits and otherwise satisfactory to Landlord; and

          (f) all trade fixtures of Tenant and other equipment necessary for the operation of Tenant's business shall not be included in the Plans and shall be paid for by Tenant; and

          (g) this Lease shall be amended to incorporate the increase in rent hereinafter provided and other terms herein contained.

         The option to expand granted hereunder shall terminate upon any sale of the Premises by Landlord.

     SECTION 39.2. CONSTRUCTION COSTS. Within ninety (90) days after receipt by Landlord of the written request and the Plans, Landlord shall obtain and deliver to Tenant (i) a bid from a general contractor for the construction of the Addition, based on the approved plans and specifications; (ii) the amount of the fee payable to Landlord in an amount equal to the usual and customary Landlord sponsored development fee as determined by Landlord not to exceed five percent (5%) of the total costs to be incurred in connection with the Addition, including, without limitation, reasonable costs of Landlord allocated to staffing of the construction of the Addition ("Landlord's Fee"); and (iii) a factor of return determined by Landlord ("Multiplier"). If the general contractor bid is not acceptable to Tenant, Tenant may, subject to the approval of Landlord, make revisions to the Plans, and thereupon, Landlord will obtain a further bid based on the revised Plans. If the final bid, development fee and Multiplier are not acceptable to Tenant, Tenant shall be deemed to have withdrawn its request for the expansion.

     SECTION 39.3. CHANGES. Provided the bid for construction of the Addition is accepted by Tenant, Landlord shall cause the Addition to be constructed in accordance with the Plans. Changes to the plans and specifications after commencement of construction must be approved by Landlord and, if any such change results in an increase in the cost of construction, Tenant shall be responsible for the payment of such increased cost upon demand from Landlord.

     SECTION 39.4. INCREASED RENT. On the earlier to occur of the date of substantial completion of the Addition and the date of occupancy thereof by Tenant (such earlier date is hereinafter referred to as the "Addition Date"), the monthly Base Rent due under this Lease as set forth in Section 5.1 hereof shall be increased by one twelfth (1/12) of an amount equal to the product of the "Cost of Tenant's Work" (as hereinafter defined) multiplied by the Multiplier. As used herein, the date of substantial completion shall be the date on which the Village of Romeoville issues a permanent, temporary or conditional certificate of occupancy or otherwise acknowledges that Tenant may occupy the Addition; provided, however, that in the event that the Addition cannot be occupied due to work required to be performed, but which is not the obligation of Landlord to perform in accordance with the Plans, the Addition shall be deemed substantially complete. The increase in the monthly Base Rent ("Increased Rent") shall be payable monthly in the manner provided in Section 5.1 hereof. The Increased Rent shall increase on each July 1 during the Term following the Addition Date by an amount equal to one hundred and three percent (103 %) of the then Increased Rent.

     SECTION 39.5. COST OF WORK. As used herein, "Cost of Tenant's Work" shall mean one hundred percent (100%) of the aggregate of all hard and soft costs and expenses of any nature whatsoever, including Landlord's Fee, required directly or indirectly to design and construct the Addition in accordance with the Plans.

     SECTION 39.6. AMENDMENT. Landlord and Tenant agree to enter into an amendment to this Lease to document the expansion of the Improvements, the Addition Date, the Increased Rent and the extension of the Term.

         IN WITNESS WHEREOF, the parties have executed this Lease as of the date set forth above.

LANDLORD:

                                    CP FINANCING TRUST,
                                    a Maryland real estate financing trust

                                    By:  CENTERPOINT PROPERTIES TRUST, a
                                         Maryland real estate investment trust

                                    Its: Beneficiary

                                    By:            /s/ illegible
                                         -------------------------------------
                                         Its:      illegible
                                             ---------------------------------

                                    By:            /s/ Michael A. Totoriei
                                         -------------------------------------
                                         Its:      Vice President, Controller
                                             ---------------------------------

TENANT:

                                    NANOPHASE TECHNOLOGIES, INC., a Delaware corporation

                                    By:            /s/ Jess Jankowski
                                         -------------------------------------
                                         Its:      Secretary and Treasurer
                                             ---------------------------------

                                   EXHIBIT "A"

                                LEGAL DESCRIPTION

     Lots 33, 34, 41 and 42 in Marquette Center Business and Industrial Park Resubdivision No. 3, being a Subdivision of part of Sections 22 and 27, Township 37 North, Range 10 East of the Third Principal Meridian in Will County, Illinois.

                                    EXHIBIT C

             SUBORDINATION, NONDISTURBANCE AND ATTORNMENT AGREEMENT

THIS DOCUMENT PREPARED
BY AND AFTER RECORDING
RETURN TO:



                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

     NOTICE: THE SUBORDINATION PROVIDED FOR IN THIS AGREEMENT RESULTS IN YOUR LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE SECURITY INTEREST IN THE PROPERTY CREATED BY SOME OTHER OR LATER INSTRUMENT.

     THIS AGREEMENT (this "Agreement") is made as of the ___ day of ______________ among _______________________________ ("Lender"), NANOPHASE
TECHNOLOGIES, INC., a Delaware corporation ("Tenant"), and ____________________ ("Landlord").

WITNESSETH:

     WHEREAS, the Property (as hereinafter defined) is to be encumbered by a certain Mortgage (hereinafter called the "Mortgage") covering the real property described in Exhibit "A" attached hereto and made a part hereof for all purposes, and the buildings and improvements thereon (collectively, the "Property") securing the payment of a promissory note payable to the order of Lender (the "Note"); and

     WHEREAS, by that certain Industrial Building Lease entered into as of _________, 2000 between Landlord and Tenant (collectively, the "Lease"), Landlord has leased all or portion of the Property (the "Premises") to Tenant; and

     WHEREAS, Lender will not make the loan secured by the Mortgage unless Tenant subordinates the Lease and Tenant's rights thereunder to the lien and provisions of the Mortgage; and

     WHEREAS, Tenant and Lender desire to confirm their understanding with respect to the Lease and the Mortgage.

     NOW, THEREFORE, in consideration of the premises, the covenants, conditions, provisions and agreement set forth herein, and other good and valuable consideration, receipt and sufficiency of which whereof is hereby acknowledged, Lender, Tenant and Landlord do hereby mutually represent, acknowledge, covenant and agree as follows:

     1. THE LEASE. The Lease is in good standing and full force and effect without any modification or amendment as of the date hereof. The Lease shall not be amended without the written approval of Lender and shall not be terminated or canceled except as expressly provided in the Lease.

     2. SUBORDINATION. Tenant hereby subordinates in all respects and at all times its interests in the Lease and to the Premises under and pursuant to the Lease to all of the terms, conditions and provisions of the Mortgage insofar as it affects the Property of which the Premises form a part, to all advances made or to be made thereunder, to the full extent of the principal sum and interest thereon from time to time secured thereby, and to any renewals, modifications and extensions or modifications thereof including any increase in the indebtedness secured thereby or supplements thereto, subject to the terms and conditions set forth in this Agreement. Notwithstanding the foregoing or anything else contained herein to the contrary, the Lender shall be subject to the terms of the Lease with respect to the availability of insurance proceeds for repair or restoration in the event of a casualty.

     3. NON-DISTURBANCE. So long as Tenant is not in default (beyond any periods) given under the Lease to Tenant to cure such default) in (i) the payment of any monetary obligation under the Lease, or (ii) the performance of any of the other terms, covenants or conditions with which Tenant is obligated to comply pursuant to the Lease, then:

        (a) The right of possession of Tenant to the Premises shall not be affected or disturbed by Lender in the exercise of any of its rights under the Mortgage or the Note; nor shall Tenant be named as a party defendant to any foreclosure of the lien of the Mortgage, nor in any other way be deprived of its rights under the Lease except in accordance with the terms of the Lease.

        (b) In the event Lender succeeds to the interest of Landlord under the Lease, the Lease shall not be terminated or affected thereby, and any sale of the Premises by Lender or pursuant to the judgment of any court in an action to enforce the remedies provided for in the Mortgage, shall be made subject to the Lease and the rights of Tenant thereunder.

     4. RECOGNITION AND ATTORNMENT. If Lender succeeds to the interest of Landlord under the Lease and all terms therein, and the rights of Tenant thereunder, the Lease shall continue in effect, shall not be altered, terminated, or disturbed, and Tenant shall be bound to Lender under all of the terms, covenants and conditions of the Lease for the balance of the term of the Lease as specified in the Lease (the "Term"), with the same force and effect as if Lender were the landlord under the Lease except that, notwithstanding anything to the contrary herein or in the Lease, the provisions of the Mortgage will govern with respect to the disposition of proceeds of insurance policies or condemnation or eminent domain awards. In such event, Tenant shall attorn to Lender as its landlord, such attornment to be effective and self-operative without the execution of any other instruments on the part of Lender or Tenant, immediately upon Lender succeeding to the interest of Landlord under the Lease. Provided, however, Tenant shall be under no obligation to pay any monetary obligation set forth in the Lease to Lender until Tenant receives written notice from Lender that Lender has succeeded to the interest of Landlord under the Lease. Upon receipt by Tenant of such notice from Lender, Tenant shall make all payments due by Tenant under the Lease to Lender or as Lender may in writing direct. The respective rights and obligations of Tenant and Lender upon such attornment, to the extent of the then remaining balance of the Term, shall be and are the same as are then in existence, as set forth in the Lease.

     5. RIGHTS UNDER THE LEASE. If Lender shall succeed to the interests of Landlord in and to the Premises or under the Lease, Lender shall not be:

        (a) liable for any acts or omissions of any prior landlord (including, but not limited to, Landlord); or

        (b) subject to any offsets, deductions or defenses which Tenant might have arising out of acts or omissions of any prior landlord (including, but not limited to, Landlord); or

        (c) liable to Tenant for any security deposit under the Lease not actually transferred and paid over to Lender; or

        (d) obligated to give Tenant a credit for and/or acknowledge any rent or additional rent which Tenant has paid to Landlord or any prior landlord which is in excess of the rent or additional rent due under the Lease preceding the effective date of the notice wherein Lender gave Tenant notice of Lenders succeeding to the Landlord's interest under the Lease, unless such payment is provided for in the Lease as presently existing or as amended in accordance with this Agreement; or

        (e) bound by any agreement or modification of the Lease made after the date hereof without Lenders consent, except as permitted by the Mortgage.

     The foregoing provisions shall be self-operative and effective without the execution of any further instruments on the part of either party hereto. However, Tenant agrees to execute and deliver to Lender or to any person to whom Tenant herein agrees to attorn such other instruments as either shall request in order to effectuate said provisions.

     Any option to purchase or right of first offer with respect to the Property in favor of Tenant shall not be deemed to (i) include a transfer to Lender or Lender's nominee in the event of a foreclosure or deed in lieu of foreclosure;
(ii) be a waiver of any rights of Lender with respect to any prohibition on prepayment or transfer as contained in the Mortgage or any other document evidencing or securing the Loan; or (iii) include a transfer by Lender to an affiliate of Lender.

     6. COLLECTION OF RENTS AND/OR POSSESSION OF THE PREMISES BY LENDER. Upon receipt of written notice from Lender, Landlord and Tenant agree that Tenant shall pay all rent and other amounts owing under the Lease to a bank account or accounts designated by Lender. Any such payment by Tenant made in the manner directed by Lender shall be credited against the rental obligations of Tenant under the Lease in the direct order of maturity of the rental and other installments due thereunder, and Landlord hereby releases Tenant from all claims and liabilities as to the payment of rent or any other amount due under the Lease if such payment is made pursuant to the written direction of Lender.

     7. NOTICE AND OPPORTUNITY TO CARE LANDLORD DEFAULT. Tenant shall furnish to Lender copies of all notices which Landlord is entitled to receive under the Lease, and upon request by Lender, Tenant agrees to certify in writing to Lender whether or not any default on the part of Landlord exists under the Lease and the nature of any such default. Furthermore, Tenant shall notify Lender in writing of the occurrence of any default by Landlord and shall permit Lender a period of thirty (30) days from the date of such notice (the "Cure Period") in which to cure such default prior to proceeding to exercise any of the rights or remedies of Tenant under the Lease, including termination of the Lease, abatement of rental payments due thereunder, or performance of Landlord's covenants or obligations which Tenant asserts to be in default; provided, however, that the Care Period granted to bender herein (i) shall be extended by any period of time during which Lender is diligently pursuing the cure of a default which can not reasonably be expected to be cured within the initial thirty (30) day Care Period, and (ii) shall not be deemed to commence until after any period of time during which Lender is pursuing acquisition of title to the Premises through foreclosure or otherwise, such period to include, without limitation, any period of time (a) during which Lenders acquisition of title to the Premises is stayed by any proceeding in bankruptcy, any injunction or other judicial process, and (b) after acquisition of title by Lender during which Landlord or any other party is contesting the validity of the acquisition of Lenders title to the Premises. With respect to defaults which are personal to Landlord, such as bankruptcy, and thus not capable of being cured by Lender, or with respect to defaults which are not capable of being cured without possession of the Premises, then Lender shall be deemed to be diligently pursuing a cure of such default if, within the above described thirty (30) day Cure Period, Lender commences and thereafter pursues (subject to any judicial stays, injunctions or other delays) foreclosure proceedings for the Premises. Furthermore, in the case of defaults personal to Landlord, Lender shall be deemed to have cured such defaults upon final foreclosure of the Premises.

     8. LIMITATION OF LENDER LIABILITY. Notwithstanding anything to the contrary contained in this Agreement or the Lease, in the event of any default or breach by Lender with respect to any of the terms, covenants and conditions of the Lease to be observed, honored or performed by Lender as Landlord, Tenant shall look solely to the estate and property of Lender in the Premises fob the recovery of any judgment (or any other judicial procedures requiring the payment of money by Lender) from Lender, it being agreed that Lender shall never be personally liable for any such judgment and that no property or assets of Lender other than Lenders interest in the Premises shall be subject to levy, execution or other procedures for satisfaction of Tenant's remedies. Lender shall not be required to respond in monetary damages from any of its properties or assets other than Lenders interests in the Premises.

     9. SUCCESSION IN INTEREST. For purposes of this Agreement, Lender will be deemed to have succeeded to the interest of Landlord under the Lease upon (i) the transfer of title to the Premises to Lender, whether by virtue of foreclosure, sale or transfer in lieu of foreclosure, or pursuant to the exercise of any rights and remedies under the Mortgage or otherwise, or (ii) the occurrence of any other event as a result of which Lender may acquire the right, title and interest of Landlord in and to the Lease or the Premises.

     10. NOTICES. All notices, requests and communications ("Notice") hereunder shall be given in writing or by telegram confirmed in writing, and shall be delivered or mailed by first class registered or certified mail, postage prepaid, return receipt requested to Lender, Landlord or Tenant, as the case may be, at the addresses listed next to the signature of each of the foregoing parties. Any Notice provided for herein shall become effective only upon and at the time of receipt by the party to whom it is given, unless such Notice is mailed by registered or certified mail, in which case it shall be deemed to be received on the earlier of (i) the second business day observed by Lender following the mailing thereof, or (ii) the day of its receipt if such day is a business day of Lender (or if not a business day, the first business day thereafter). Any party may, by proper written notice hereunder to the other parties, change the individual address to which such Notice shall thereafter be sent to such party.

     11. BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns where permitted by the Agreement. For purposes of this Agreement, all references herein to "Lender" shall be deemed to include also any subsequent holder of the Mortgage who has given notice to Tenant of its ownership of the Mortgage and who has furnished to Tenant its mailing address and/or any other person succeeding to title to the Premises and/or the Lease encumbered by the Mortgage or any part thereof and who claims by, through or under Lender, whether by virtue of foreclosure, or sale or transfer in lieu of foreclosure, or pursuant to the exercise of any rights and remedies under the Mortgage or otherwise.

     12. ATTORNEY'S FEES. In the event any legal action or proceeding is commenced to interpret or enforce, the terms of, or obligations arising out of this Agreement, or to recover damages for the breach thereof; the party prevailing in any such action or proceeding shall be entitled to recover from the nonprevailing party all reasonable attorney's fees, costs and expenses incurred by the prevailing party as shall be plead and proven by such party and awarded by a court of competent jurisdiction.

     13. SEVERABILITY. In case anyone or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

     14. HEADINGS. The headings of this Agreement are for convenience of reference only.

     15. MODIFICATION. This Agreement may not be modified other than by an agreement in writing signed by the parties hereto or their respective successors.

     16. COUNTERPARTS. This Agreement may be signed in counterparts.


     17. TERMINATION. From and after payment in full of the loan secured by the Mortgage and the recordation of a release or satisfaction thereof, without the transfer of the

Properly to Lender as a purchaser, this Agreement shall become void and of no further force or effect.

     18. GOVERNING LAW. THE INTERPRETATION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF ILLINOIS.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed effective as of the day and year first above written although actually executed on the dates) set forth in the acknowledgments below:

LENDER ADDRESS:                     LENDER:
--------------                      ------



                                    BY:
                                       ---------------------------------------


LANDLORD ADDRESS:                   LANDLORD:
----------------                    --------



                                    BY:
                                       ---------------------------------------


TENANT ADDRESS:                     TENANT:
--------------                      ------



                                    BY:
                                       ---------------------------------------

                                    EXHIBIT B

                              PERMITTED EXCEPTIONS

(1)  ACTS OF TENANT OR ANY PARTY ACTING BY, THROUGH OR UNDER TENANT.

(2)  REAL ESTATE TAXES NOT THE DUE OR PAYABLE.

(3) DECLARATION OF PROTECTIVE COVENANTS DATED SEPTEMBER 11, 1981 AND RECORDED SEPTEMBER 21, 1981 AS DOCUMENT NO. R81-23291 MADE BY FORD MOTOR CREDIT COMPANY, WHICH PROVIDE AMONG OTHER THINGS FOR DEFINITIONS OF TERMS, PURPOSE OF RESTRICTIONS, PERMITTED USES AND PERFORMANCE STANDARDS, REGULATION OF IMPROVEMENTS, ARCHITECTURAL CONTROL COMMITTEE, ENFORCEMENT OF RESTRICTIONS, AND TERM, TERMINATION, MODIFICATION AND ASSIGNMENTS.

(4) DECLARATION OF PROTECTIVE COVENANTS DATED SEPTEMBER 11, 1981 AND RECORDED SEPTEMBER 21, 1981 AS DOCUMENT NO. R81-23291 MADE BY FORD MOTOR CREDIT COMPANY, WHICH PROVIDE AMONG OTHER THINGS FOR DEFINITIONS OF TERMS, PURPOSE OF RESTRICTIONS, PERMITTED USES AND PERFORMANCE STANDARDS, REGULATION OF IMPROVEMENTS, ARCHITECTURAL CONTROL COMMITTEE, ENFORCEMENT OF RESTRICTIONS, AND TERM, TERMINATION, MODIFICATION AND ASSIGNMENTS.

     (FOR FURTHER PARTICULARS SEE RECORDED DOCUMENT).

(5) 10 FOOT PUBLIC UTILITY AND DRAINAGE EASEMENTS AS SHOWN ON THE PLAT OF MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK RESUBDIVISION NO. 3 RECORDED JANUARY 17, 1989, AS DOCUMENT NO. R89-02594

(6) EASEMENT IN FAVOR OF NORTHERN ILLINOIS GAS COMPANY, THE ILLINOIS BELL TELEPHONE COMPANY, THE COMMONWEALTH EDISON COMPANY, FRANCHISED CABLE TELEVISION AND ITS/THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AND OTHER PUBLIC OR QUASI PUBLIC UTILITIES TO INSTALL, OPERATE AND MAINTAIN ALL EQUIPMENT NECESSARY FOR THE PURPOSE OF SERVING THE LAND AND OTHER PROPERTY, TOGETHER WITH THE RIGHT OF ACCESS TO SAID EQUIPMENT, AND THE PROVISIONS RELATING THERETO CONTAINED IN THE PLAT OF MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK UNIT TWO RECORDED JANUARY 27, 1975 AS DOCUMENT NO. R75-2230, THE PLAT OF MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK RESUBDIVISION NO. 2 RECORDED SEPTEMBER 9, 1976 AS DOCUMENT NO. R76-29157 AND PLAT OF MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK RESUBDIVISION NO. 3 RECORDED JANUARY 17, 1989 AS DOCUMENT NO. R89-02594.

     (AFFECTS THE NORTH 10 OF UNDERLYING OUTLOTS C AND D IN MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK RESUBDIVISION NO. 2 RECORDED AS DOCUMENT NO. R76-21957; AFFECTS THE NORTH 10 FEET OF LOT 42 AND THE NORTHERLY 10 FEET OF LOT 33 IN MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK RESUBDIVISION UNIT NO. 3 RECORDED AS DOCUMENT NO. 889-02594)

     (AFFECTS THE WESTERLY 10 FEET OF UNDERLYING OUTLOT C IN MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK RESUBDIVISION NO. 2 RECORDED AS DOCUMENT NO. R76-21957; AFFECTS THE WESTERLY 10 FEET OF LOT 33 IN MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK RESUBDIVISION UNIT NO. 3 RECORDED AS DOCUMENT NO. R89-02594)

     (AFFECTS THE WEST 10 FEET OF UNDERLYING LOT 66 IN MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK UNIT NO. 2 RECORDED AS DOCUMENT NO. R75-2230; AFFECTS THE WEST 10 FEET OF LOT 34 IN MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK RESUBDIVISION UNIT 3 RECORDED AS DOCUMENT NO. R89-02594)

(7)  10 FOOT PUBLIC UTILITY EASEMENT AS SHOWN ON PLAT OF SUBDIVISIONS.

     (AFFECTS THE NORTH 10 OF UNDERLYING OUTLOTS C AND D IN MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK RESUBDIVISION NO. 2 RECORDED AS DOCUMENT NO. R76-21957; AFFECTS THE NORTH 10 FEET OF LOT 42 AND THE NORTHERLY 10 FEET OF LOT 33 IN MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK RESUBDIVISION UNIT NO. 3 RECORDED AS DOCUMENT NO. R89-02594)

     (AFFECTS THE WESTERLY 10 FEET OF UNDERLYING OUTLOT C IN MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK RESUBDIVISION NO. 2 RECORDED AS DOCUMENT NO. R76-21957; AFFECTS THE WESTERLY 10 FEET OF LOT 33 IN MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK RESUBDIVISION UNIT 3 RECORDED AS DOCUMENT NO. R89-02594)

     (AFFECTS THE WEST 10 FEET OF UNDERLYING LOT 66 IN MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK UNIT NO. 2 RECORDED AS DOCUMENT NO. R75-2230; AFFECTS THE WEST 10 FEET OF LOT 34 IN MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK RESUBDIVISION UNIT 3 RECORDED AS DOCUMENT NO. R89-02594)

(8)  25 FOOT RAILROAD EASEMENT AS SHOWN ON PLAT OF SUBDIVISIONS.

     AFFECTS 25 FEET ALONG THE WEST LINE OF UNDERLYING OUTLOT D MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK RESUBDIVISION NO. 2 RECORDED AS DOCUMENT NO. R76-21975; 25 FEET ALONG THE EAST LINE OF UNDERLYING OUTLOT C MARQUETTE CENTER BUSINESS AND

     INDUSTRIAL PARK RESUBDIVISION NO. 2 RECORDED AS DOCUMENT NO. R76-21975; 25 FEET ALONG THE EAST LINE OF UNDERLYING LOT 66 AND 25 FEET ALONG THE WEST LINES OF UNDERLYING LOTS 64 AND 65 MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK UNIT NO. 2 RECORDED AS DOCUMENT NO. R75-2230 (APPROXIMATE LOCATION:
     AFFECTING THE EAST 50 FEET OF LOTS 41 AND 42 IN MARQUETTE CENTER BUSINESS AND INDUSTRIAL PARK RESUBDIVISION 3 RECORDED AS DOCUMENT NQ R89-2594)

     NOTE: THE FOLLOWING IS PROVIDED FOR YOUR INFORMATION AND IS NOT A PART OF THIS COMMITMENT/POLICY.